The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed.
 Filed pursuant to Rule 424(b)(5)
 Registration Nos. 333-276803 and 333-276803-01
Subject to Completion
Preliminary Prospectus Supplement, dated August 10, 2026
PROSPECTUS SUPPLEMENT
(To prospectus dated February 1, 2024)
Alexandria Real Estate Equities, Inc.
$         % Series A Fixed-to-Fixed Reset Rate
Junior Subordinated Notes due 2057
Fully and Unconditionally Guaranteed by Alexandria Real Estate Equities, L.P.

We are offering $      of    % Series A Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2057 (the “notes”).
The notes will bear interest (i) from and including the original issuance date to, but excluding      , 2032 (the “First Reset Date”), at a rate of    % per year and (ii) from and including the First Reset Date, during each Reset Period (as defined herein), at a rate per year equal to the Five-year U.S. Treasury Rate (as defined herein) as of the most recent Reset Interest Determination Date (as defined herein) plus a spread of    %, to be reset on each Reset Date (as defined herein); provided, that the interest rate during any Reset Period will not reset below    % (which equals the initial interest rate on the notes).
Subject to our right to defer interest payments as described below, we will pay interest on the notes semi-annually in arrears on      and      of each year, beginning on      , 2027. The notes will mature on      , 2057. The notes will be fully and unconditionally guaranteed on a subordinated unsecured basis by our subsidiary, Alexandria Real Estate Equities, L.P., a Delaware limited partnership (the “Operating Partnership”) (the “Guarantee”). We may redeem some or all of the notes at our option at the times and at the redemption prices described under the caption “Description of Notes and Guarantee — Redemption.” We will issue the notes only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
So long as no event of default with respect to the notes has occurred and is continuing, we may, at our option, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the notes for a period of up to five consecutive years (each such period, commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”), as described in this prospectus supplement. Deferred interest payments with respect to the notes will accrue additional interest at a rate equal to the interest rate then applicable to the notes, compounded on each interest payment date, to the extent permitted by law. During any such Optional Deferral Period, we and the Operating Partnership may not, among other things, declare or pay any dividends or distributions, other than a Permitted REIT Status Dividend (as defined herein) and any related distributions by the Operating Partnership on its equity interests in an amount not to exceed the amount necessary for us to pay a declared Permitted REIT Status Dividend, as further described under the caption “Description of Notes and Guarantee — Certain Limitations During an Optional Deferral Period.”
The notes will be our junior subordinated unsecured obligations and will rank subordinate and junior in right of payment to all of our existing and future Senior Debt, as described under “Description of Notes and Guarantee — Ranking; Subordination.” The notes will also rank effectively junior to our secured debt, to the extent of the value of the collateral securing such secured debt, and to all debt and other liabilities of our subsidiaries from time to time outstanding, other than the obligations of the Operating Partnership under the Guarantee. The Guarantee will be a subordinated unsecured obligation of the Operating Partnership and will rank subordinate and junior in right of payment to all existing and future Senior Debt of the Operating Partnership. The Guarantee will also rank effectively junior to any secured debt of the Operating

Partnership, to the extent of the value of the collateral securing such secured debt, and to all debt and other liabilities of the Operating Partnership’s subsidiaries. The notes and the Guarantee will rank senior to all equity securities of us and the Operating Partnership, respectively.
As described under “Use of Proceeds,” we intend to use the net proceeds of the offering of the notes for general corporate purposes, which may include working capital, the reduction of the outstanding balance, if any, on our unsecured senior line of credit, the reduction of the outstanding indebtedness, if any, under our commercial paper program, the repayment of other debt and the selective development, redevelopment or acquisition of properties. Pending such use, we may invest the net proceeds in high-quality short-term securities and/or use such proceeds temporarily for general working capital and other general corporate purposes.
The notes offered hereby are a new issue of securities. No market currently exists for the notes. We do not intend to list the notes on any national securities exchange.
Investing in our notes involves risks. See “Risk Factors” beginning on page S-8.
	Per Note	Total
Public offering price(1)	%	$
Underwriting discount	%	$
Proceeds, before expenses, to us(1)	%	$

(1)
Plus accrued interest, if any, from the original date of issue.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment on or about August   , 2026.

Joint Book-Running Managers
J.P. Morgan (Global Coordinator)	BofA Securities	Citigroup	Goldman Sachs & Co. LLC	RBC Capital Markets
The date of this prospectus supplement is August   , 2026.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates.

S-i

FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” “projects,” “forecast,” “guidance,” “anticipates,” “goals,” “targets” or the negative of those words or similar words. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions, and financial trends that may affect our future plans of operation, business and financial strategy, results of operations, and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements, including, but not limited to the following:
•
Worldwide financial and economic recession, lack of confidence, and/or high structural unemployment;

•
Financial and economic trouble in emerging-market economies;

•
Regional and local economic crises which could adversely impact global markets;

•
Negative impact on economic growth resulting from the combination of federal income tax increases, debt policy and government spending restrictions;

•
Failure of the U.S. federal government to manage its fiscal matters or to raise or further suspend the debt ceiling, and changes in the amount of federal debt;

•
Potential and further downgrade of the U.S. credit rating;

•
The continuation of the ongoing economic crisis in Europe;

•
Monetary policy actions by the Federal Reserve;

•
Potential and further downgrades of the credit ratings of major financial institutions, or their perceived creditworthiness;

•
Changes in laws, regulations, and financial accounting standards;

•
The seizure or illiquidity of credit markets;

•
Failure to meet market expectations for our financial performance;

•
Our inability to obtain capital when desired, on favorable terms or at all, or refinance debt maturities when desired, on favorable terms or at all;

•
Our ability to complete planned dispositions and sales of partial interests, or obtain other capital sources, on expected terms, within anticipated time frames or at all, and the potential negative impact of capital plan objectives to reduce our balance sheet leverage;

•
Our inability to comply with financial covenants in our debt agreements;

•
Lower than expected yields;

•
Increased interest rates and operating costs;

•
Global factors such as negative economic, political, financial, credit market, and/or banking conditions;

•
Continued inflation or deflation;

•
Prolonged period of stagnant growth;

•
Adverse economic or real estate developments in our markets;

•
Our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose);

S-ii

•
Significant decreases in our active development, active redevelopment, or preconstruction activities, resulting in significant increases in our interest, operating, and payroll expenses;

•
Our failure to successfully operate or lease acquired properties;

•
Risks and liabilities in connection with properties owned through partnerships, limited liability companies, and joint ventures;

•
Our failure to operate our business successfully in comparison to market expectations or in comparison to our competitors;

•
Short selling of our common stock or related derivative securities;

•
The publication or dissemination of opinions, characterizations, or disinformation that are intended to create negative market momentum, including through the use of social media;

•
Risks associated with generative artificial intelligence tools and large language models and the conclusions that these tools and models may draw about our business and prospects in connection with the dissemination of negative opinions, characterizations, or disinformation;

•
The nature and extent of future competition;

•
General and local economic conditions;

•
Adverse developments concerning the life science industry and/or our tenants;

•
Tenant base concentration within the life science industry;

•
Risks affecting our life science industry tenants, including, but not limited to, high levels of regulation, the safety and efficacy of their products, funding requirements for product research and development, and changes in technology, patent expiration and intellectual property protection;

•
Risks affecting our agricultural technology industry tenants, including, but not limited to, governmental policies affecting the agricultural industry, seasonality in business, changes in costs or constraints on supplies or energy used in operations, unavailability of transportation mechanisms for carrying products and raw materials, strikes or labor slowdowns or labor contract negotiations, and technological improvements in agriculture;

•
Risks affecting our advanced technology industry tenants, including, but not limited to, an uncertain regulatory environment, rapid technological changes, a dependency on the maintenance and security of the Internet infrastructure, significant funding requirements for product research and development, and inadequate intellectual property protections;

•
Any unfavorable effects resulting from federal, state, local, and/or foreign government policies, laws, and/or funding levels;

•
Potential decreases in government funding for our U.S. government tenants;

•
Government-driven changes to the healthcare system that may reduce pricing of drugs, negatively impact healthcare coverage, or negatively impact reimbursement of healthcare services and products;

•
Potential decreases in funding for the U.S. Food & Drug Administration, U.S. National Institute of Health and other government agencies;

•
Lower rental rates and/or higher vacancy rates;

•
Failure to renew or replace expiring leases;

•
Defaults on or non-renewal of leases by tenants;

•
Our failure to comply with laws or changes in the law;

•
Compliance with environmental laws;

•
Failure of the financial institutions which hold a portion of our cash and cash equivalents in deposit accounts;

•
The financial condition of our insurance carriers;

S-iii

•
Extreme weather conditions or climate change;

•
Terrorist attacks;

•
Availability of and our ability to attract and retain qualified personnel;

•
Our failure to maintain our status as a real estate investment trust (“REIT”) for U.S. federal income tax purposes;

•
Certain ownership interests outside the United States that may subject us to different or greater risks than those associated with our domestic operations;

•
Fluctuations in foreign currency exchange rates;

•
Security breaches through cyber-attacks or cyber-intrusions;

•
The ability of our third-party managers to provide quality services and amenities with respect to our properties;

•
The replacement of the Secured Overnight Financing Rate (“SOFR”) with an alternative reference rate;

•
Debt service obligations that may have adverse consequences on our business operations;

•
Potential changes to the U.S. tax laws and implementation of new tax policies;

•
Potential changes to trade policy, including tariff and import/export regulations;

•
Potential developments from recent political events or social, political or economic instability or unrest;

•
Economic and social volatility and geopolitical instability outside of the U.S. due to large-scale conflicts, including warfare among countries, may adversely impact us, the U.S., and global economies;

•
Potential risks of our venture investment portfolio, which is concentrated in life sciences companies and additionally poses the risks inherent in venture capital investing; and

•
Negative impacts from public health outbreaks, epidemics and pandemics on the global economy or on our and our tenants’ businesses, financial position or results of operations.

This list of risks and uncertainties is not exhaustive. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under “Risk Factors” contained in this prospectus supplement beginning on page S-8, and under “Risk Factors” and “Forward-Looking Statements” contained in the accompanying prospectus and the other information contained in our publicly available reports filed with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026, each as incorporated by reference herein, as well as any subsequent filings we make with the SEC. Other than as may be required by law, we do not undertake any responsibility to update any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events, or otherwise.

S-iv

SUMMARY
The following summary may not contain all of the information that is important to you. You should read this entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference into the accompanying prospectus carefully before deciding whether to invest in the notes. In this prospectus supplement and the accompanying prospectus, unless otherwise indicated, the “Company,” “Alexandria,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its subsidiaries. Unless otherwise indicated, the information in this prospectus supplement is as of June 30, 2026.
Alexandria Real Estate Equities, Inc.
Overview
We are a Maryland corporation formed in October 1994 that has elected to be taxed as a REIT for U.S. federal income tax purposes. Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. With our founding in 1994, Alexandria pioneered the life science real estate niche. Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative MegacampusTM ecosystems in AAA life science and advanced technology innovation cluster locations, including Greater Boston, San Diego, the San Francisco Bay Area, Seattle, Maryland, Research Triangle, and New York City. Alexandria has a long-standing and proven track record of developing Class A/A+ properties clustered in highly dynamic and collaborative Megacampus environments that enhance our tenants’ ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.
A key element of our business and financial strategy is our unique focus on Class A/A+ properties primarily located in collaborative Megacampus ecosystems in AAA life science and advanced technology innovation clusters. Our Megacampus ecosystems are designed for optionality and scalability, offering our tenants a clear path to address their growth requirements, including through our future developments and redevelopments. Strategically located near top academic and medical research institutions and equipped with curated amenities and services and convenient access to transit, our Megacampus ecosystems are designed to support our tenants in attracting and retaining top talent and in meeting our tenants’ growth needs, which we believe is a key driver of tenant demand for our properties. Our strategy also includes drawing upon our deep, broad and longstanding real estate and life science industry relationships in order to retain tenants, identify and attract new and leading tenants, and source additional real estate.

The Offering
The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The section entitled “Description of Notes and Guarantee” of this prospectus supplement contains a more detailed description of the terms and conditions of the notes and the indenture governing the notes. As used in this section, unless stated otherwise, the terms “we,” “us,” “our,” and the “Company” refer to Alexandria Real Estate Equities, Inc. and not to any of its subsidiaries, and references to the “Operating Partnership” or “guarantor” refer solely to Alexandria Real Estate Equities, L.P. and not to any of its subsidiaries.
Issuer
Alexandria Real Estate Equities, Inc.
Guarantor
Alexandria Real Estate Equities, L.P.
Issuer/Guarantor Structure

(1)
As of June 30, 2026. For purposes of this chart, the operating properties have been classified at the lowest level at which a majority ownership is held for the entities shown.

(2)
As of June 30, 2026. Comprised of 3.950% unsecured senior notes payable due 2027, 3.950% unsecured senior notes payable due 2028, 2.750% unsecured senior notes payable due 2029, 4.500% unsecured senior notes payable due 2029, 4.700% unsecured senior notes payable due 2030, 4.900% unsecured senior notes payable due 2030, 3.375% unsecured senior notes payable due 2031, 2.000% unsecured senior notes payable due 2032, 1.875% unsecured senior notes payable due 2033, 2.950% unsecured senior notes payable due 2034, 4.750% unsecured senior notes payable due 2035, 5.500% unsecured senior notes payable due 2035, 5.250% unsecured senior notes payable due 2036, 4.850% unsecured senior notes payable due 2049, 4.000% unsecured senior notes payable due 2050, 3.000% unsecured senior notes payable due 2051, 3.550% unsecured senior notes payable due 2052, 5.150% unsecured senior notes payable due 2053 and 5.625% unsecured senior notes payable due 2054.

(3)
As of June 30, 2026, we had no outstanding balance under our $5.0 billion unsecured senior line of credit (our “unsecured senior line of credit”).

(4)
Our $2.5 billion commercial paper program is backed by our unsecured senior line of credit. As of June 30, 2026, we had approximately $2.0 billion outstanding under our commercial paper program. The commercial paper notes sold during the six months ended June 30, 2026 were issued at a weighted-average yield to maturity of 4.17% and had a weighted-average maturity term of 15 days.

Securities Offered
$      aggregate principal amount of our    % Series A Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2057.
Ranking; Subordination
The notes will be our unsecured junior subordinated obligations and will rank subordinate and junior in right of payment to all of our existing and future Senior Debt, as described under “Description of Notes and Guarantee — Ranking; Subordination.” As of June 30, 2026, we and the Operating Partnership had an aggregate of approximately $12.8 billion of Senior Debt, all of which will be senior to the notes or the Guarantee, as applicable. The notes will also rank effectively junior to our secured debt, to the extent of the value of the collateral securing such secured debt, and to all debt and other liabilities of our subsidiaries from time to time outstanding, other than the obligations of the Operating Partnership under its guarantee of the notes. The notes will rank senior to all of our equity securities.
Guarantee
The notes will be fully and unconditionally guaranteed on a subordinated unsecured basis by the Operating Partnership. The Guarantee will be a subordinated unsecured obligation of the Operating Partnership and will rank subordinate and junior in right of payment to all existing and future Senior Debt of the Operating Partnership. The Guarantee will also rank effectively junior to any secured debt of the Operating Partnership, to the extent of the value of the collateral securing such secured debt, and to all debt and other liabilities of the Operating Partnership’s subsidiaries. The Guarantee will rank senior to all equity interests of the Operating Partnership.
Interest
The notes will bear interest (i) from and including the original issuance date to, but excluding the First Reset Date, at a rate of    % per year and (ii) from and including the First Reset Date, during each Reset Period, at a rate per year equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of    %, to be reset on each Reset Date; provided that the interest rate during any Reset Period will not reset below the initial interest rate on the notes. See “Description of Notes and Guarantee — Interest.”
Interest Payment Dates
Subject to our right to defer interest payments as described below under “— Option to Defer Interest Payments,” we will pay interest on the notes semi-annually in arrears on       and       of each year, beginning on        , 2027. Interest on the notes will accrue from the original issuance date.
Maturity
The notes will mature on        , 2057, unless earlier redeemed by us.
Option to Defer Interest
Payments
So long as no event of default with respect to the notes has occurred and is continuing, we may, at our option, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the notes for a period of up to five consecutive years per Optional Deferral Period. A deferral of interest payments may not end on a date other than an interest payment date and may not extend beyond the maturity date of the notes, and we may not begin a new Optional Deferral Period with respect to the notes, and may not pay current interest on the notes, until we have paid all accrued and unpaid interest on the notes from the previous Optional Deferral Period.
Any deferred interest on the notes will accrue additional interest at a rate equal to the interest rate then applicable to the notes, compounded on each interest payment date, to the extent permitted by applicable law. Once we pay all deferred interest payments on the notes, including any additional interest accrued on the deferred interest, we can again defer interest payments on the notes as described above, but not beyond the maturity date of the notes.
Certain Limitations During an Optional Deferral Period
During an Optional Deferral Period, we and the Operating Partnership will not, subject to certain exceptions, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock or equity interests of the Operating Partnership, other than a Permitted REIT Status Dividend and any related distribution by the Operating Partnership on its equity interests in an amount not to exceed the amount necessary for us to pay a declared Permitted REIT Status Dividend, (ii) make any payment of principal, interest or premium, if any, on, or repay, purchase or redeem, any of our debt securities or the debt securities of the Operating Partnership that rank equally with or junior to the notes in right of payment, or (iii) make any payments with respect to any guarantee by us or the Operating Partnership of any indebtedness if such guarantee ranks equally with or junior to the notes in right of payment.
For the avoidance of doubt, these restrictions will not prohibit us or the Operating Partnership from making payments on, borrowing under, repaying, repurchasing, redeeming, refinancing, replacing, renewing or extending any Senior Debt, including obligations under our unsecured senior line of credit or commercial paper program. See “Description of Notes and Guarantee — Certain Limitations During an Optional Deferral Period.”
Optional Redemption
We may redeem the notes at our option, in whole or in part, on one or more occasions, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, (i) on any day during the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any interest payment date. See “Description of Notes and Guarantee — Redemption — Optional Redemption.”
Right to Redeem Upon a Tax Event
We may, at our option, redeem the notes, in whole, but not in part, at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding, the redemption date, by a date no later than 120 days following the occurrence of a Tax Event with respect to the notes. See “Description of Notes and Guarantee — Redemption — Right to Redeem at Tax Event.”
Right to Redeem Upon a Rating Agency Event
We may, at our option, redeem the notes, in whole, but not in part, at a redemption price equal to 102% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding, the redemption date, by a date no later than 120 days following the occurrence of a Rating Agency Event with respect to the notes. See “Description of Notes and Guarantee — Redemption — Right to Redeem at Rating Agency Event.”
Events of Default
The following are “events of default” under the indenture with respect to the notes:
•
default in the payment of any interest on the notes when it becomes due and payable, and continuance of that default for a period of 30 days, subject to our right to optionally defer interest payments as described above under “— Option to Defer Interest Payments”;

•
default in the payment of principal of, premium, if any, or redemption price due with respect to, the notes when due and payable;

•
default in the performance or breach of certain other covenants or warranties by us or the Operating Partnership under the indenture, which default continues beyond the applicable grace period; or

•
certain events of bankruptcy, insolvency or reorganization involving us, the Operating Partnership or any Significant Subsidiary.

If an event of default with respect to the notes occurs and is continuing, other than an event of default relating to the performance or breach of any other covenant or warranty, the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal of, and accrued and unpaid interest on, all of the notes to be due and payable immediately. Upon the occurrence of an event of default relating to the performance or breach of any other covenant or warranty, neither the trustee nor the holders of the notes will be entitled to declare the principal amount of the notes and accrued and unpaid interest thereon immediately due and payable, but they may exercise other rights and remedies available under the indenture. See “Description of Notes and Guarantee — Events of Default.”
U.S. Federal Income Tax Considerations
As set forth in “Federal Income Tax Considerations,” Morrison & Foerster LLP is of the opinion that, for U.S. federal income tax purposes, the notes should be treated as our indebtedness (although there is no controlling authority directly on point). This opinion is subject to certain customary assumptions, conditions, qualifications and exceptions, set forth in the opinion letter and is not binding on the Internal Revenue Service. See “Federal Income Tax Considerations”.
Each holder of notes will, by accepting the notes or a beneficial interest therein, be deemed to have agreed that the holder intends that the notes constitute indebtedness and will treat the notes as indebtedness for all U.S. federal, state and local tax purposes. We will treat the notes in the same manner.
If we elect to defer interest on the notes for one or more Optional Deferral Periods, the holders of the notes likely will be required to include amounts accruing with respect to such deferred interest in income for U.S. federal income tax purposes during such period, regardless of such holder’s method of accounting for U.S. federal income tax purposes and notwithstanding that no interest payments will be made on the notes during such periods.
Use of Proceeds
We expect that the net proceeds from the sale of the notes in this offering will be approximately $      , after deducting the underwriters’ discount and our estimated offering expenses. We intend to use the net proceeds of the offering of the notes for general corporate purposes, which may include working capital, the reduction of the outstanding balance, if any, on our unsecured senior line of credit, the reduction of the outstanding indebtedness, if any, under our commercial paper program, the repayment of other debt and the selective development, redevelopment or acquisition of properties. See “Use of Proceeds” in this prospectus supplement. Pending such use, we may invest the net proceeds in high-quality short-term securities and/or use such proceeds temporarily for general working capital and other general corporate purposes.
As of June 30, 2026, we had approximately $2.0 billion outstanding under our commercial paper program. The commercial paper notes sold during the six months ended June 30, 2026 were issued at a weighted-average yield to maturity of 4.17% and had a weighted-average maturity term of 15 days.
Trading
The notes will be a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes after completion of the offering and as permitted by applicable law. However, the underwriters will have no obligation to do so, and we cannot assure you that a market for the notes will develop or be maintained.
Book-Entry Form
The notes will be issued in the form of fully registered global notes in book-entry form, which will be deposited with, or on behalf of, The Depository Trust Company, commonly known as DTC. Beneficial interests in the global notes representing the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants, and such interests may not be exchanged for certificated notes, except in limited circumstances.
Additional Notes
We may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions as the notes, except for any difference in the issue date, issue price, interest accrued prior to the issue date of the additional notes and, if applicable, the first interest payment date, and with the same CUSIP number as the notes offered hereby so long as such additional notes are fungible for U.S. federal income tax purposes with the notes offered hereby.
Risk Factors
In analyzing an investment in the notes we are offering pursuant to this prospectus supplement, you should carefully consider, along with other matters included or incorporated by reference in this prospectus supplement, the information set forth under “Risk

Factors” beginning on page S-8 herein, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026, each of which is incorporated by reference herein.

RISK FACTORS
An investment in the notes involves risks. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. You should carefully consider the risks referred to in the section of the accompanying prospectus entitled “Forward-Looking Statements,” the risks identified below and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026, each incorporated by reference herein.
Risks Relating to this Offering
The notes and the Guarantee will be subordinated to our and the Operating Partnership’s Senior Debt and effectively subordinated to secured debt and liabilities of our subsidiaries, which may limit our ability to satisfy our obligations under the notes and the Guarantee.
The notes will be subordinate and junior in right of payment to all of our existing and future Senior Debt, and the Guarantee will be subordinate and junior in right of payment to all existing and future Senior Debt of the Operating Partnership. This means that we and the Operating Partnership, as applicable, cannot make payments on the notes or the Guarantee if we or the Operating Partnership default on a payment of any Senior Debt or if certain other defaults occur with respect to Senior Debt, in each case subject to any applicable grace periods and unless such default has been cured, waived or otherwise has ceased to exist.
In addition, in the event of any distribution of assets of the Company or the Operating Partnership upon any liquidation, reorganization or similar proceeding, funds that would otherwise be used to pay the holders of the notes will first be used to pay the applicable Senior Debt in full. As of June 30, 2026, we and the Operating Partnership had an aggregate of approximately $12.8 billion of Senior Debt, all of which will be senior to the notes or the Guarantee, as applicable.
The notes and the Guarantee will also be effectively subordinated to any secured debt of the Company and the Operating Partnership, respectively, to the extent of the value of the collateral securing such secured debt. The notes will also be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, other than the obligations of the Operating Partnership under the Guarantee, and the Guarantee will be structurally subordinated to all indebtedness and other liabilities of the Operating Partnership’s subsidiaries. Claims of creditors of our subsidiaries, including trade creditors, secured creditors, taxing authorities and guarantee holders, generally will have priority as to the assets of such subsidiaries over our equity interests in such subsidiaries and, therefore, over the claims of holders of the notes.
There are no terms in the indenture governing the notes that limit our ability or the ability of the Operating Partnership or our other subsidiaries to incur additional indebtedness, including additional Senior Debt or secured indebtedness, and we, the Operating Partnership and our other subsidiaries expect to incur additional indebtedness from time to time that will be senior or effectively senior to the notes or the Guarantee, as applicable.
The notes are not protected by restrictive covenants and holders of the notes will have limited rights of acceleration.
The terms of the notes, the Guarantee and the indenture governing the notes may not be sufficient to protect your investment in the notes. For example, there will be no financial covenants in the indenture governing the notes, and you will not have any rights to require us to repurchase the notes prior to their maturity. The indenture governing the notes also does not contain covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us, and we have no obligation to consider the specific interests of the holders of the notes in engaging in any such transaction.
Holders of the notes and the trustee under the indenture may accelerate payment of the principal of and accrued and unpaid interest on the notes only upon the occurrence and continuation of certain events of default. Payment of principal and interest on the notes may be accelerated upon the occurrence of an event of default under the indenture governing the notes related to failure to pay interest within 30 days after it is due, subject to our right to optionally defer interest payments, failure to pay principal of, premium, if any, or redemption price due with respect to, the notes when due and payable, or certain events of bankruptcy, insolvency or reorganization relating to us, the Operating Partnership or any Significant Subsidiary. Upon the occurrence of an event of default relating to the performance or breach of any other covenant or warranty, neither the trustee nor holders of the notes will be entitled to declare the principal amount of the notes and accrued and unpaid interest thereon immediately due and payable, although they may exercise other rights and remedies available under the indenture. As a result, if we or the Operating Partnership violate any such covenant or warranty, the notes will remain outstanding and our obligations under the notes and the Guarantee will remain unchanged, except to the extent holders or the trustee are able to exercise such other rights and remedies.
While it is not possible for the interest rate on the notes to decrease below the initial interest rate, the interest rate on the notes may fluctuate over time.
The interest rate on the notes from the original issuance date to the First Reset Date will be    % per year. Beginning on the First Reset Date, the interest rate on the notes for each Reset Period will equal the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of    %; provided that the interest rate on the notes during any Reset Period will not reset below    %, which equals the initial interest rate on the notes. Accordingly, while it is not possible for the interest rate on the notes to decrease below the initial interest rate, the interest rate for a given Reset Period subsequent to the First Reset Date may decrease as compared to the interest rate for one or more prior Reset Periods. We have no control over the factors that may affect U.S. Treasury rates, including geopolitical, economic, financial, political, regulatory, judicial or other conditions or events.
Historical Five-year U.S. Treasury Rates are not an indication of future Five-year U.S. Treasury Rates.
As noted above, the annual interest rate on the notes for each Reset Period will be set by reference to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date (provided that the interest rate during any Reset Period will not reset below the initial interest rate for the notes). In the past, U.S. Treasury rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury rates is not an indication that U.S. Treasury rates are more or less likely to increase or decrease at any time in the future and you should not take historical U.S. Treasury rates as an indication of future U.S. Treasury rates.
We may elect to defer interest payments on the notes at our option for one or more periods of up to five years.
We may elect at our option to defer payment of all or part of the current and accrued interest otherwise due on the notes for one or more periods of up to five consecutive years. During any such Optional Deferral Period, holders of the notes will receive limited or no current payments on the notes. Holders will have no remedies against us for nonpayment unless we fail to pay all deferred interest, including, to the extent permitted by applicable law, any additional interest on deferred interest, at the end of the five-year deferral period, at the maturity date or, if applicable, at the earlier accelerated maturity date or redemption date of the notes. See “Description of Notes and Guarantee — Option to Defer Interest Payments.”
We are not permitted to pay current interest on the notes until we have paid all outstanding deferred interest on the notes, and this could have the effect of extending interest deferral periods.
During an Optional Deferral Period of less than five years, we will be prohibited from paying current interest on the notes until we have paid all accrued and unpaid deferred interest on the notes, including any additional interest on such deferred interest to the extent permitted by applicable law. As a result, we may not be able to pay current interest on the notes if we do not have available funds to pay all accrued and unpaid interest, including deferred interest and any additional interest thereon, on the notes.
During an Optional Deferral Period, we and the Operating Partnership may pay a Permitted REIT Status Dividend, which could reduce funds otherwise available to pay deferred interest on the notes.
Although we and the Operating Partnership will generally be prohibited from declaring or paying dividends or distributions on capital stock or equity interests during an Optional Deferral Period, this prohibition does not apply to a Permitted REIT Status Dividend and any related distributions by the Operating Partnership on its equity interests in an amount not to exceed the amount necessary for us to pay a declared Permitted REIT Status Dividend. As a result, even while interest on the notes remains deferred and unpaid, we may use cash that could otherwise be available to satisfy our deferred interest obligations to instead pay dividends to our holders of common stock in order to preserve our U.S. federal income tax status as a REIT and avoid the imposition of U.S. corporate income and excise taxes on us. In addition, the amount of such dividend or distribution is determined by us in good faith, based on our estimate, as of the date of the declaration of such dividend or distribution, of our taxable income for the relevant calendar year. As a result, there can be no assurance that the amount that we determine in good faith for a Permitted REIT Status Dividend will be accurate. See “Description of Notes and Guarantee — Certain Limitations During an Optional Deferral Period.”
The after-market price of the notes may be discounted significantly if we defer interest payments.
If we defer interest payments on the notes, you may be unable to sell the notes at a price that reflects the value of deferred amounts. To the extent a trading market develops for the notes, that market may not continue during an Optional Deferral Period, or during periods in which investors perceive that there is a likelihood of a deferral, and you may be unable to sell the notes at those times, either at a price that reflects the value of required payments under the notes or at all.
If our position regarding the treatment of the notes for U.S. federal income tax purposes were not respected, or if we defer interest payments on the notes, there will be U.S. federal income tax consequences to holders of the notes.
The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities substantially similar to the notes. Although the matter is not free from doubt, due to a lack of authority and the highly factual nature of the analysis, based upon the analysis of the relevant facts and circumstances and applicable law as of the issue date of the notes, we intend to treat the notes as indebtedness for U.S. federal income tax purposes. If the notes were not properly treated as indebtedness for U.S. federal income tax purposes, payments on the notes could be treated as distributions with respect to our stock for U.S. federal income tax purposes. In addition, such a determination would, subject to certain requirements and limitations described in “Description of Notes and Guarantee — Redemption — Right to Redeem at Tax Event,” constitute a Tax Event that would entitle us to redeem the notes.
In addition, if we defer any interest payments on the notes, you likely will be required to include amounts accruing with respect to such deferred interest in income as ordinary income for U.S. federal income tax purposes during the applicable Optional Deferral Period, using a constant yield to maturity method, regardless of your regular method of accounting for U.S. federal income tax purposes, and in advance of the receipt of any cash to which such accrual relates.
If you sell the notes before the record date for the payment of interest at the end of an Optional Deferral Period, you will not receive such interest. Instead, the accrued interest will be paid to the holder of record on the record date regardless of who the holder of record may have been on any other date during the Optional Deferral Period. Moreover, amounts that you were required to include in income in respect of the notes during the Optional Deferral Period will be added to your adjusted tax basis in the notes, but may not be reflected in the amount that you realize on the sale. To the extent the amount realized on a sale is less than your adjusted tax basis, you will generally recognize a capital loss for U.S. federal income tax purposes. The deductibility of capital losses is subject to limitations. See “Federal Income Tax Considerations.”
Redemption may adversely affect your return on the notes. We expect to redeem the notes only if it is in our best interest, as determined in our sole discretion.
The notes are not redeemable at the option of holders of the notes. We have the right to redeem some or all of the notes (i) during the 90 days prior to, and including, the First Reset Date and (ii) on any subsequent interest payment date, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date, as described under

“Description of Notes and Guarantee — Redemption — Optional Redemption.” In addition, we may, at our option, redeem the notes before the maturity date, in whole but not in part, by a date no later than 120 days following the occurrence of a Tax Event with respect to the notes, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date, as described under “Description of Notes and Guarantee — Redemption — Right to Redeem at Tax Event.” We may also, at our option, redeem the notes before the maturity date, in whole but not in part, by a date no later than 120 days following a Rating Agency Event with respect to the notes at a redemption price equal to 102% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date, as described under “Description of Notes and Guarantee — Redemption — Right to Redeem at Rating Agency Event.”
If we exercise any of these redemption rights, we may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes. Additionally, any decision we may make at any time to redeem the notes will be determined in our sole discretion and depend upon, among other things, an evaluation of our capital position, the composition of our equity, our outstanding indebtedness and general market conditions at that time.
Investors should not expect us to redeem the notes on the first or any other date on which they are redeemable.
The notes may be redeemed by us at our option, in whole or in part, on any day during the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and, after the First Reset Date, on any interest payment date. In addition, the notes may be redeemed by us at our option, in whole but not in part, by a date no later than 120 days after either a Tax Event or a Rating Agency Event with respect to the notes. Any decision we may make at any time to redeem the notes before their final maturity date will depend upon, among other things, the strength of our balance sheet, our results of operations, our access to the capital markets, interest rates, our capital allocation strategy, and general market conditions at such time. Accordingly, while we may decide to do so, investors should not expect us to redeem the notes on the first or any other date on which they are redeemable.
Rating agencies may change their practices for rating the notes, which change may affect the market price of the notes. In addition, we may redeem the notes if a rating agency makes certain changes in the equity credit methodology for securities such as the notes.
The rating agencies that currently or may in the future publish a rating for us or the notes may, from time to time in the future, change the way they analyze securities with features similar to the notes. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the notes. If the rating agencies change their practices for rating these types of securities in the future, and the ratings of the notes are subsequently lowered, that could have a negative impact on the trading price of the notes. In addition, we may redeem the notes at our option, in whole, but not in part, if a rating agency makes certain changes in the equity credit methodology for securities such as the notes. See “Description of Notes and Guarantee — Redemption — Right to Redeem at Rating Agency Event.”
Credit ratings may not reflect all risks, and adverse changes in our credit ratings or the ratings assigned to the notes could adversely affect the value of the notes and our financing ability.
One or more credit rating agencies are expected to assign credit ratings to the notes. Any such ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed or incorporated by reference herein and other factors that may affect the value of the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the rating agency at any time.
Our credit ratings may affect the amount of capital we can access, as well as the terms and pricing of any debt we may incur. There can be no assurance that we will be able to maintain our current credit ratings or the ratings assigned to the notes. In the event that our current credit ratings or the ratings assigned to the notes are downgraded, suspended, withdrawn or otherwise adversely changed, the value of the notes could decline, and we would most likely incur higher borrowing costs and experience greater difficulty in obtaining additional financing, which could in turn have a material adverse impact on our financial condition, results of operations and liquidity.
If there is no active and liquid trading market for the notes, the market price of the notes may decline and you may be unable to sell your notes.
The notes are a new issue of securities for which there is currently no established trading market. We do not intend to list the notes on any securities exchange or arrange for the notes to be quoted on any quotation system. Although the underwriters have advised us that they intend to make a market in the notes after completion of this offering and as permitted by applicable law, they are not obligated to do so and may discontinue any market-making activities at any time without notice. Accordingly, an active trading market may not develop or be maintained for the notes. Even if a trading market for the notes develops or is maintained, the market may not be liquid.
The liquidity of any market for the notes will depend on a number of factors, including the number of holders of the notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price depending upon our credit ratings or the ratings assigned to the notes, prevailing interest rates, the market for similar securities, our performance, our election to defer interest payments on the notes, overall conditions of the economy and financial markets and other factors. If an active trading market does not develop or is not maintained, you may be unable to resell your notes or may only be able to sell them at a substantial discount.
Our business operations may not generate the cash needed to service our indebtedness.
We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will enable us to pay our indebtedness, including amounts due on the notes, whether on scheduled interest payment dates, following any Optional Deferral Period, upon redemption or at maturity. If our cash flows and future borrowings are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our indebtedness, including the notes. We cannot assure you that we would be able to take any of these actions, that these actions would be successful and permit us to meet our debt service obligations or that these actions would be permitted under the terms of our existing or future debt agreements. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations.
We may invest or spend the net proceeds of this offering in ways with which you may not agree and in ways that may not earn a profit.
We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, the reduction of the outstanding balance, if any, on our unsecured senior line of credit, the reduction of the outstanding indebtedness, if any, under our commercial paper program, the repayment of other debt and the selective development, redevelopment or acquisition of properties. However, we will retain broad discretion over the use of the proceeds from this offering. You may not agree with the ways we decide to use these proceeds, and our use of the proceeds may not yield any profits or increase the value of the notes.

USE OF PROCEEDS
We expect to receive approximately $      in net proceeds from the sale of the notes in this offering, after deducting the underwriters’ discount and our estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, the reduction of the outstanding balance, if any, on our unsecured senior line of credit, the reduction of the outstanding indebtedness, if any, under our commercial paper program, the repayment of other debt and the selective development, redevelopment or acquisition of properties. Pending such use, we may invest the net proceeds in high-quality short-term securities and/or use such proceeds temporarily for general working capital and other general corporate purposes.
As of June 30, 2026, we had approximately $2.0 billion outstanding under our commercial paper program. The commercial paper notes sold under our commercial paper program during the six months ended June 30, 2026 were issued at a weighted-average yield to maturity of 4.17% and had a weighted-average maturity term of 15 days.
Some or all of the underwriters, or their affiliates, may be lenders under our unsecured senior line of credit or holders from time to time of our commercial paper and may receive a portion of the net proceeds from this offering to the extent that we use any such proceeds to reduce the outstanding balance, if any, under our unsecured senior line of credit or to reduce the outstanding indebtedness under our commercial paper program.

DESCRIPTION OF NOTES AND GUARANTEE
The following description supplements, and to the extent inconsistent, amends and supersedes the description appearing in the accompanying prospectus under “Description of Debt Securities and Related Guarantees” and “Description of Global Securities.” The following description summarizes certain terms and provisions of the notes and the indenture governing the notes, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes and the indenture. The form of the indenture has been filed with the Securities and Exchange Commission (the “SEC”) and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus are deemed a part. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes or the indenture, as applicable. As used in this section, unless stated otherwise, the terms “we,” “us,” “our” or “the Company” refer to Alexandria Real Estate Equities, Inc. and not to any of its subsidiaries, and references to the “Operating Partnership” or “guarantor” refer solely to Alexandria Real Estate Equities, L.P. and not to any of its subsidiaries.
General
Alexandria Real Estate Equities, Inc. will issue the notes under an indenture dated as of February 13, 2025 among us, the Operating Partnership, as guarantor, and U.S. Bank Trust Company, National Association, as trustee (the “trustee”) (the “base indenture”), as supplemented by a supplemental indenture to be entered into among us, the Operating Partnership, as guarantor, and U.S. Bank Trust Company, National Association, as trustee (the “supplemental indenture” and, together with the base indenture, the “indenture”).
We are offering $      aggregate principal amount of our notes. The notes will be issued only in fully registered, book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described in the accompanying prospectus under “Description of Global Securities.” The registered holder of a note will be treated as its owner for all purposes.
The notes will be limited initially to $      in aggregate principal amount. We may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the additional notes, and with the same CUSIP number as the notes offered hereby so long as such additional notes are fungible for U.S. federal income tax purposes with the notes offered hereby (as determined by us). The notes offered by this prospectus supplement and any additional notes of this series would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the indenture. Any such additional notes shall have the same form and terms as the notes offered by this prospectus supplement (other than the offering price, the date of issuance and, under certain circumstances, the date from which interest thereon shall begin to accrue and the first interest payment date, and except that the provisions of the notes specifying the rate of interest thereon to but excluding the First Reset Date (as defined below) shall not be applicable to any such additional notes whose date of original issuance is on or after such date). As used here, references to “notes” shall include any additional notes issued pursuant to such a reopening. The notes will mature on       , 2057.
If any interest payment date, stated maturity date or redemption date is not a business day at any place of payment, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any note, any day, except a Saturday, Sunday or legal holiday in The City of New York or the place of payment on which banking institutions or the corporate trust office of the trustee are authorized or required by law, regulation or executive order to close. All payments will be made in U.S. dollars.
Guarantee
The Operating Partnership will fully, unconditionally and absolutely guarantee on a subordinated unsecured basis (as described under “— Ranking; Subordination”) the due and punctual payment of the principal of and any premium and interest on the notes when and as the payment becomes due and payable, whether at stated maturity, by declaration of acceleration or otherwise (the “Guarantee”). The Guarantee will provide that in the event of a default in the payment of principal of or any premium or interest on the notes, the holder of that note may institute legal proceedings directly against the Operating Partnership to enforce the Guarantee without first proceeding against us. The obligations of the Operating Partnership under the Guarantee will be limited to the maximum amount as will result in the obligations of the Operating Partnership under the Guarantee not constituting a fraudulent transfer or conveyance.
Ranking; Subordination
The notes will be subordinate and junior in right of payment, to the extent set forth in the indenture, to all of our Senior Debt. The notes will rank effectively junior to our secured debt, to the extent of the value of the collateral securing such secured debt, and to all debt and other liabilities of our subsidiaries from time to time outstanding (other than the Guarantee). The Guarantee will be subordinate and junior in right of payment, to the extent set forth in the indenture, to all Senior Debt of the Operating Partnership. The Guarantee will rank effectively junior to the Operating Partnership’s secured debt, to the extent of the value of the collateral securing such secured debt, and to all debt and other liabilities of the Operating Partnership’s subsidiaries from time to time outstanding. The notes and the Guarantee will rank senior to all of the equity securities of the Company and the Operating Partnership, respectively.
As of June 30, 2026, we and the Operating Partnership had an aggregate of approximately $12.8 billion of Senior Debt, all of which will be senior to the notes and the Guarantee. In addition, as of June 30, 2026, we had interests in unconsolidated joint ventures with $516.5 million of secured indebtedness, with our share of this secured indebtedness totaling $61.1 million based on our ownership interest in these unconsolidated joint ventures. All of our outstanding secured indebtedness as of June 30, 2026 was attributable to indebtedness of our subsidiaries other than the guarantor.
If we or the Operating Partnership defaults in the payment of any principal of, premium (if any) or interest on any of its Senior Debt when the same becomes due and payable (whether at maturity or at a date fixed for prepayment or by acceleration of maturity or otherwise (but subject to any applicable grace periods)), then, unless and until such payment default has been cured or waived or otherwise has ceased to exist or such Senior Debt has been discharged or paid in full, no payment may be made by us or the Operating Partnership, as the case may be:
•
on account of the principal of or premium (if any) with respect to, or interest or any other amount due on, the notes or the Guarantee;

•
to acquire any of the notes (including any repurchases of the notes) for cash or property; or

•
on account of any redemption provisions of the notes.

Holders of all Senior Debt of the Company and the Operating Partnership will be entitled to receive payment in full before holders of the notes are entitled to receive any payment of principal, premium (if any) or interest with respect to the notes and the Guarantee upon the circumstances described in the immediately preceding sentence and upon:
•
any distribution of assets of the Company or the Operating Partnership;

•
any liquidation or reorganization of the Company or the Operating Partnership, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or similar proceeding; or

•
upon assignment by the Company or the Operating Partnership for the benefit of creditors.

After all Senior Debt of the Company or the Operating Partnership is paid in full and until the notes are paid in full, holders of the notes shall be subrogated to the rights of holders of such Senior Debt to receive any further payments applicable to such Senior Debt.
Senior Debt will be entitled to the subordination provisions in the indenture irrespective of the amendment, modification or waiver of any term of the Senior Debt. We may not amend the indenture or the notes to change the subordination of any outstanding Senior Debt without the consent of each holder of Senior Debt that the amendment would adversely affect.
Except as described under “— Limitations on Mergers and Other Transactions” in this prospectus supplement, the indenture governing the notes does not prohibit us or any of our subsidiaries from incurring additional indebtedness, including additional Senior Debt, or issuing preferred equity in the future, nor does the indenture afford holders of the notes protection in the event of (1) a recapitalization transaction or other highly leveraged or similar transaction, (2) a change of control of us or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of substantially all of our assets or similar transaction that may adversely affect the holders of the notes. We may, in the future, enter into certain transactions such as the sale of all or substantially all of our assets or a merger or consolidation that may increase the amount of our indebtedness or substantially change our assets, which may have an adverse effect on our ability to service our indebtedness, including the notes. See “Risk Factors — Risks Relating to this Offering — The notes and the Guarantee will be subordinated to our and the Operating Partnership’s Senior Debt and effectively subordinated to secured debt and liabilities of our subsidiaries, which may limit our ability to satisfy our obligations under the notes and the Guarantee” in this prospectus supplement. We and the Operating Partnership expect to incur additional indebtedness from time to time that will be senior to the notes.
Interest
Subject to our right to defer interest payments as described under “— Option to Defer Interest Payments” below, we will pay interest semi-annually in arrears on        and        of each year, beginning       , 2027, to the record holders of the notes at the close of business on the immediately preceding        or       , as applicable, whether or not a business day.
Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.
The notes will bear interest (i) from and including       , 2026 (the expected original issuance date) to, but excluding       , 2032 (the “First Reset Date”) at the rate of     % per year and (ii) from and including the First Reset Date, during each Reset Period (as defined below), at a rate per year equal to the Five-year U.S. Treasury Rate (as defined below) as of the most recent Reset Interest Determination Date (as defined below) plus a spread of     %, to be reset on each Reset Date; provided, that the interest rate during any Reset Period will not reset below     % (which equals the initial interest rate on the notes).
The applicable interest rate for each Reset Period will be determined by the calculation agent (as defined below), as of the applicable Reset Interest Determination Date, in accordance with the following provisions:
“Five-year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the yields to maturity for U.S. Treasury securities adjusted to constant maturity with a maturity of five years from the next Reset Date and trading in the public securities markets, for the five consecutive business days immediately prior to the respective Reset Interest Determination Date as published under the heading “Treasury Constant Maturities” in the most recent H.15, or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the yields to maturity for each of the two series of U.S. Treasury securities adjusted to constant maturity trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case for the five consecutive business days immediately prior to the respective Reset Interest Determination Date as published under the heading “Treasury Constant Maturities” in the most recent H.15. If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same rate determined for the prior Reset Interest Determination Date or, if the Five-year U.S. Treasury Rate cannot be so determined as of the Reset Interest Determination Date preceding the First Reset Date, then the interest rate applicable for the Reset Period beginning on and including the First Reset Date will be deemed to be    % per year for the notes, which is the same interest rate as in effect from and including the original issue date to, but excluding, the First Reset Date.
“H.15” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System (or any successor thereto).

The “most recent H.15” means the H.15 published closest in time but prior to the close of business on the second business day prior to the applicable Reset Date.
“Reset Interest Determination Date” means, in respect of any Reset Period, the date falling two business days prior to the first day of such Reset Period.
“Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date, and thereafter each period from and including a Reset Date to, but excluding, the next following Reset Date, or the maturity date or date of redemption, as the case may be.
“Reset Date” means the First Reset Date and        of every fifth year after 2032.
The term “calculation agent” means, at any time, the entity appointed by us and serving as such agent with respect to the notes at such time. Unless we have validly called all of the outstanding notes for redemption on a redemption date occurring prior to the First Reset Date, we will appoint a calculation agent for the notes prior to the Reset Interest Determination Date immediately preceding the First Reset Date; provided that, if we have called all of the outstanding notes for redemption on a redemption date occurring prior to the First Reset Date, but we do not redeem all of the outstanding notes on such redemption date, we will appoint a calculation agent for the notes as promptly as practicable after such proposed redemption date. We may terminate any such appointment and may appoint a successor calculation agent at any time and from time to time (so long as there will always be a calculation agent in respect of the notes when so required). We may appoint the Company or the Operating Partnership or one of their respective affiliates as calculation agent.
As provided above, the applicable interest rate for each Reset Period will be determined by the calculation agent as of the applicable Reset Interest Determination Date. Promptly upon such determination, the calculation agent will notify us of the interest rate for the Reset Period and we will promptly notify, or cause the calculation agent to promptly notify, the trustee and each paying agent in writing of such interest rate. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any Reset Period beginning on or after the First Reset Date will be on file at our principal offices, will be made available to any holder or beneficial owner of notes upon request and will be final and binding in the absence of manifest error.
Option to Defer Interest Payments
So long as there is no event of default with respect to the notes under the indenture, at our option, we may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the notes for a period of up to five consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”). In other words, we may declare at our discretion up to a five-year interest payment moratorium on the notes and may choose to do that on more than one occasion. A deferral of interest payments may not end on a date other than an interest payment date and may not extend beyond the maturity date of the notes, and we may not begin a new Optional Deferral Period and may not pay current interest on the notes until we have paid all accrued and unpaid interest on the notes from the previous Optional Deferral Period.
Any deferred interest on the notes will accrue additional interest at a rate equal to the interest rate then applicable to the notes, compounded on each interest payment date, to the extent permitted by applicable law. Once we pay all deferred interest payments on the notes, including any additional interest accrued on the deferred interest, we can again defer interest payments on the notes as described above, but not beyond the maturity date of the notes.
We will give the trustee written notice of our election to begin an Optional Deferral Period at least one business day before the record date for the next interest payment date which shall contain an instruction for the trustee to forward such notice to the holders of the notes. However, our failure to pay interest on any interest payment date will itself constitute the commencement of an Optional Deferral Period with respect to the notes unless we pay such interest within five business days after the interest payment date (without the accrual of additional interest during such five-business day period), whether or not we provide a notice of deferral.

Certain Limitations During an Optional Deferral Period
During an Optional Deferral Period, the Company and the Operating Partnership will not do any of the following:
(i)
declare or pay, other than a Permitted REIT Status Dividend (as defined herein), any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any capital stock of the Company or equity interest in the Operating Partnership; provided that the Operating Partnership shall be permitted to make a distribution on its equity interests in an amount not to exceed the amount necessary for the Company to pay a declared Permitted REIT Status Dividend;

(ii)
pay any principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company or the Operating Partnership that rank equally with, or junior to, the notes in right of payment (including subordinated debt securities of any other series issued under the base indenture); or

(iii)
make any payments with respect to any guarantee by the Company or the Operating Partnership of indebtedness if the guarantee ranks equally with or junior to the notes in right of payment.

However, the foregoing restrictions will not apply to:
(a)
purchases, redemptions or other acquisitions of capital stock of the Company or equity interests in the Operating Partnership in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of the Company’s or the Operating Partnership’s obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring the Company or the Operating Partnership to purchase, redeem or acquire its capital stock or equity interest, as the case may be;

(b)
any payment, repayment, redemption, purchase, acquisition or declaration of dividend described in clause (i) above as a result of a reclassification of the capital stock of the Company, or the exchange or conversion of all or a portion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock;

(c)
the purchase of fractional interests in shares of capital stock of the Company pursuant to the conversion or exchange provisions of the capital stock of the Company or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred or in connection with any split, reclassification or similar transaction;

(d)
dividends or distributions paid or made in capital stock of the Company (or rights to acquire capital stock of the Company), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of capital stock of the Company) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;

(e)
redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the payment of interest is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(f)
payments on the notes, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case that rank equal in right of payment to the notes, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full;

(g)
any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity securities that, if not made, would cause the Company or the Operating Partnership to breach the terms of the instrument governing such parity securities;

(h)
any regularly scheduled dividend or distribution payments declared prior to the date that the applicable Optional Deferral Period commences; or

(i)
for the avoidance of doubt, the conversion of shares of convertible capital stock of the Company, if any, in accordance with the terms of such convertible capital stock.

For purposes of this provision, the term “Permitted REIT Status Dividend” means, in respect of any relevant calendar year, a distribution in cash by the Company in respect of any of its common stock but only if, and only to the extent, such distribution is necessary to (i) maintain the Company’s U.S. federal income tax status as a real estate investment trust (“REIT”) in such relevant calendar year and (ii) avoid the imposition of U.S. corporate income and excise taxes on the Company in such relevant calendar year (i.e., 100% of the Company’s taxable income), provided, however, that such distribution may only be paid once in respect of any such relevant calendar year and only during the time period commencing after January 1 of the calendar year immediately following such relevant calendar year and ending on January 31 of the calendar year immediately following such relevant calendar year; provided, further, that the amount of such distribution will be determined by the Company in good faith, based on its estimate, as of the date of the declaration of such distribution, of its taxable income for the relevant calendar year, calculated in a manner consistent with the Company’s past practices, and, so long as such distribution does not exceed 110% of such good faith estimate, the entire amount thereof will be deemed necessary for purposes of clauses (i) and (ii) above and will constitute a “Permitted REIT Status Dividend” (it being agreed that, solely for purposes of the foregoing determination, the Company may ignore any distribution of additional capital stock in respect of such relevant calendar year, which otherwise may, in whole or in part, count toward the annual minimum distribution requirement under the REIT tax rules and the imposition of U.S. corporate income and excise taxes).
Events of Default
The following are “events of default” under the indenture with respect to the notes:
•
default in the payment of any interest on the notes when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period) (subject to our right to optionally defer interest payments as described above under “— Option to Defer Interest Payments”);

•
default in the payment of principal of, premium on or redemption price due with respect to, the notes when due and payable;

•
default in the performance or breach of any other covenant or warranty by us or the Operating Partnership in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than the notes), which default continues uncured for a period of 90 calendar days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount outstanding of the notes as provided in the indenture; and

•
certain events of bankruptcy, insolvency or reorganization of us, the Operating Partnership or any Significant Subsidiary.

As used herein:
“Significant Subsidiary” means each Subsidiary that is a “significant subsidiary,” if any, of the Company, as such term is defined in Regulation S-X under the Securities Act of 1933, as amended.
“Subsidiary” means any corporation or other entity of which a majority of the voting power of the voting equity securities are owned directly or indirectly by the Company.

No event of default with respect to the notes (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of our debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default with respect to the notes occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding notes may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of, and accrued and unpaid interest, if any, on all of the notes. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of and accrued and unpaid interest, if any, on all outstanding notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding notes. At any time after a declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding notes may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to the notes, have been cured or waived as provided in the indenture.
Notwithstanding the above, upon the occurrence of an event of default under the third bullet above, neither the trustee nor holders of the notes will be entitled to declare payment on the principal amount of the notes and any accrued interest thereon immediately due and payable. However, they may exercise other rights and remedies available under the indenture upon the occurrence of an event of default.
The trustee will be required to give notice to the holders of notes within 90 days after a responsible officer of the trustee has knowledge of a Default under the indenture unless the Default has been cured or waived. The trustee may withhold notice of any Default to the holders of the notes, except a Default in the payment of the principal of or interest on the notes, if specified responsible officers of the trustee in good faith determine that withholding the notice is in the interest of the holders. As used herein, the term “Default” means, with respect to the indenture and the notes, any event that is, or with the passage of time or giving of notice would be, an event of default. The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding notes, unless the trustee receives indemnity or security satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.
No holder of the notes will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•
that holder has previously given to the trustee written notice of a continuing event of default with respect to the notes; and

•
the holders of at least 25% in principal amount of the outstanding notes have made written request to the trustee, and offered indemnity reasonably satisfactory to the trustee, to institute the proceeding as trustee, and the trustee has not received from the holders of at least 25% in principal amount of the outstanding notes a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of the notes will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and any interest on the notes on or after the due dates expressed in the notes and to institute suit for the enforcement of payment (subject to our right to optionally defer interest payments as described above under “— Option to Defer Interest Payments” and to the subordination provisions described above under “— Ranking; Subordination”).

Agreement by Holders to Certain Tax Treatment
Each holder of the notes will, by accepting the notes or a beneficial interest therein, be deemed to have agreed that the holder intends that the notes constitute debt and will treat the notes as debt for U.S. federal, state and local tax purposes.
No Sinking Fund
The notes will not be entitled to the benefit of any sinking fund.
No Listing
No application is being or is intended to be made for the listing or trading of the notes on any securities exchange or trading facility or to include the notes in any automated quotation system.
Limitations on Mergers and Other Transactions
We and the Operating Partnership may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:
•
we are, or the Operating Partnership is, the surviving entity, or the successor person (if other than us or the Operating Partnership) is a corporation, partnership or trust organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our or the Operating Partnership’s obligations on the notes or the Guarantee, as applicable, under the indenture;

•
immediately after giving effect to the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

•
certain other conditions are met.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which we are not the surviving entity, the successor person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of ours under the indenture, and we shall be released from our obligations and covenants under the notes and the indenture.
Redemption
The notes may be redeemed before maturity as described below.
Optional Redemption
We may redeem the notes in whole or in part on one or more occasions at a price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any interest payment date.
Right to Redeem at Tax Event
The notes are redeemable, in whole, but not in part, at 100% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding, the redemption date, at any time within 120 days after the occurrence of a Tax Event with respect to the notes.
“Tax Event” means the receipt by us of an opinion of counsel experienced in such tax matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in the laws or treaties of the United States or any political subdivisions or taxing authorities, or any regulations under such laws or treaties, (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation), (c) any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the theretofore generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, or (d) threatened challenge asserted in writing in connection with an audit of us or any of our subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the notes, which amendment, clarification, or change is effective, or which administrative action is taken or which judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known, in each case after the date of this prospectus supplement, there is more than an insubstantial risk that interest payable by us on the notes is not deductible, or within 90 days would not be deductible, in whole or in part, by us for U.S. federal income tax purposes.
Right to Redeem at Rating Agency Event
The notes are redeemable in whole, but not in part, at 102% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding, the redemption date, at any time within 120 days after a Rating Agency Event with respect to the notes.
“Rating Agency Event” means, as of any date, a change, clarification or amendment in the methodology published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (or any successor provision thereto)(the “Exchange Act”), that then publishes a rating for the Company or the Operating Partnership (together with any successor thereto, a “rating agency”) in assigning equity credit to securities such as the notes, (a) as such methodology was in effect on the date of this prospectus supplement, in the case of any rating agency that published a rating for the Company or the Operating Partnership as of the date of this prospectus supplement, or (b) as such methodology was in effect on the date such rating agency first published a rating for the Company or the Operating Partnership, in the case of any rating agency that first publishes a rating for the Company or the Operating Partnership after the date of this prospectus supplement (in the case of either clause (a) or (b), the “current methodology”), that results in (i) any shortening of the length of time for which a particular level of equity credit pertaining to the notes by such rating agency would have been in effect had the current methodology not been changed or (ii) a lower equity credit (including up to a lesser amount) being assigned by such rating agency to the notes as of the date of such change, clarification or amendment than the equity credit that would have been assigned to the notes by such rating agency had the current methodology not been changed.
Redemption Procedures; Cancellation of Redemption
Notwithstanding any statement under this caption “— Redemption” or elsewhere in this prospectus supplement to the contrary, installments of interest on the notes that are due and payable on any interest payment date falling on or prior to a redemption date for such series of notes will be payable on that interest payment date to the registered holders thereof as of the close of business on the relevant record date according to the terms of the notes and the indenture, except that, if the redemption date for any notes falls on any day during an Optional Deferral Period, accrued and unpaid interest on such notes will be paid on such redemption date to the persons entitled to receive the redemption price of such notes. For the avoidance of doubt, the interest payment date falling immediately after the last day of an Optional Deferral Period will not be deemed to fall on a day during such Optional Deferral Period.
Notice of any redemption will be sent at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed (with a copy to the trustee), or longer in the case of a satisfaction and discharge of the indenture. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.
If we decide to redeem the notes in part, the trustee will select the notes to be redeemed (in minimum principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) on a pro rata basis or such other method it deems fair and appropriate or is required by the depository for the notes.

In the event of any redemption of notes in part, neither we nor the trustee will be required to:
•
issue or register the transfer or exchange of any note during a period beginning at the opening of business 15 days before any selection of notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of the notes to be so redeemed; or

•
register the transfer or exchange of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part; or

•
register the transfer or exchange of any note between a record date and the next succeeding interest payment date.

If the paying agent holds funds sufficient to pay the redemption price of the notes on the redemption date, then on and after such date:
•
such notes will cease to be outstanding;

•
interest on such notes will cease to accrue; and

•
all rights of holders of such notes will terminate except the right to receive the redemption price.

Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.
We will not redeem the notes on any date if the principal amount of the notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date.
Provision of Financial Information
For so long as the notes are outstanding, if at any time we are not subject to the periodic reporting requirements of the Exchange Act for any reason, we will, at our option, either (i) post on a publicly available website, (ii) post on IntraLinks or any comparable password protected online data system requiring user identification and a confidentiality acknowledgement (a “Confidential Datasite”), or (iii) deliver to the trustee and the holders of the notes within 15 days of the filing date that would be applicable to a non-accelerated filer at that time pursuant to applicable SEC rules and regulations, the quarterly and audited annual financial statements and accompanying “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that would have been required to be contained in annual reports on Form 10-K and quarterly reports on Form 10-Q, respectively, had we been subject to such Exchange Act reporting requirements. The trustee shall have no obligation to determine whether or not such reports, information, statements or documents have been filed, posted or delivered. Delivery of such reports, information, statements and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture. If we elect to furnish such reports via a Confidential Datasite, access to the Confidential Datasite will be provided upon request to holders, beneficial owners of and bona fide potential investors in the notes.
Certain Definitions
“Debt” means any Person’s indebtedness, whether or not contingent, in respect of (without duplication) (1) borrowed money evidenced by bonds, notes (including the notes offered hereby), debentures or similar instruments, (2) obligations secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by such Person, but only to the extent of the lesser of (a) the amount of obligations so secured and (b) the fair market value (determined in good faith by the board of directors of such Person (as evidenced by an officers’ certificate to the trustee) or, in the case of the Company or a subsidiary of the Company, by the Company’s board of directors) of the property subject to such mortgage, pledge, lien, charge, encumbrance or security interest, (3) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, or (4) any lease of property by such Person as lessee which is reflected on such Person’s consolidated balance sheet as a capitalized lease (finance lease) in accordance with GAAP; but only to the extent, in the case of items of indebtedness under (1) through (3) above, that any such items (other than letters of credit) would appear as a liability on such Person’s consolidated balance sheet in accordance with GAAP. The term “Debt” also includes, to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business or for the purposes of guaranteeing the payment of all amounts due and owing pursuant to leases to which such Person is a party and has assigned such Person’s interest, provided that such assignee of such Person is not in default of any amounts due and owing under such leases), Debt of another person (it being understood that Debt shall be deemed to be incurred by such Person whenever such Person shall create, assume, guarantee or otherwise become liable in respect thereof).
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency, instrumentality or political subdivision thereof or other entity of any kind.
“Senior Debt” means all Debt of the Company and, in the case of the Guarantee, the Operating Partnership, whether outstanding as of the date of the indenture or created, incurred or assumed after such date, unless, by the terms of the instrument creating or evidencing such Debt or pursuant to which such Debt is outstanding, it is provided that such Debt is not superior in right of payment to the notes, in the case of the Company, or the Guarantee, in the case of the Operating Partnership, or to other Debt which is pari passu with or subordinated to the notes, in the case of the Company, or the Guarantee, in the case of the Operating Partnership; provided that, in no event shall “Senior Debt” include (a) the notes, (b) Debt of the Company or the Operating Partnership owed or owing to any subsidiary or any officer, director or employee of the Company, the Operating Partnership or any of their respective subsidiaries, (c) trade accounts payable owed to trade creditors or (d) any liability for taxes owed or owing by the Company or the Operating Partnership.
Modification and Waiver
We, the Operating Partnership and the trustee may modify and amend the indenture with the consent of the holders of not less than the majority in aggregate principal amount of the outstanding notes. Neither we, the Operating Partnership nor the trustee may, however, modify or amend the indenture without the consent of the holders of all the notes affected if such action would:
•
change the stated maturity of the principal of, or any installment of principal of or interest on, the notes;

•
reduce the principal amount of, or the premium payable upon redemption, if any, or interest on, the notes;

•
change the place or currency of payment of principal of, premium, if any, or interest on the notes;

•
impair the right to institute suit for the enforcement of any payment on the notes on or after the stated maturity thereof, or in the case of redemption, on or after the redemption date;

•
reduce the percentage in principal amount of outstanding notes, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•
modify the provisions relating to the subordination of the notes or the Guarantee in a manner adverse to the holders of the notes;

•
release the Guarantee other than in accordance with the indenture; or

•
modify certain provisions of the indenture, except to increase any percentage of principal amount whose holders are required to approve any change to such provision or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each holder affected.

We, the Operating Partnership and the trustee may also modify and amend the indenture and the notes without the consent of any holders of notes:
•
to evidence the succession of another Person to the Company and/or the guarantor and the assumption by any such successor of the obligations of the Company and/or the guarantor under the indenture and in the notes;

•
to add to the covenants of the Company for the benefit of the holders of the notes or to surrender any right or power conferred upon the Company;

•
to add any additional events of default;

•
to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of notes in uncertificated form;

•
to add guarantees with respect to the notes;

•
to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the notes and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•
to provide for the issuance of additional notes;

•
to cure any ambiguity or omission or correct or supplement any provision of the indenture, the notes or the Guarantee which may be defective or inconsistent with any other provision therein; or

•
to conform the text of the indenture or the notes to any provision of this “Description of Notes and Guarantee” as stated in an officers’ certificate.

The holders of at least a majority in principal amount of the outstanding notes may, on behalf of all holders of the notes, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in principal amount of the notes may, on behalf of all holders of the notes, waive any past default under the indenture, except a default:
•
in the payment of principal, premium or interest; and

•
in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of those holders of notes who were affected.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
See “Description of Debt Securities and Related Guarantees — Defeasance and Covenant Defeasance” in the accompanying prospectus.
Trustee
U.S. Bank Trust Company, National Association will initially act as the trustee, registrar and paying agent for the notes, subject to replacement at our option.
If an event of default has occurred and is continuing, the trustee will exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. The trustee may refuse to perform any duty or exercise any right or power at the request or direction of any holder of the notes unless it receives indemnity or security satisfactory to it against any loss, liability or expense.
If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.
No Conversion or Exchange Rights
The notes will not be convertible into or exchangeable for any capital stock or other equity securities of us or the Operating Partnership.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee or stockholder (past or present) of ours or the Operating Partnership, as such, will have any liability for any of our obligations or those of the Operating Partnership under the notes, the Guarantee or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Depository Procedures
The following description of the operations and procedures of The Depository Trust Company (“DTC”) is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. None of us, the Operating Partnership, the trustee, or the underwriters take responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.
DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised us that, pursuant to procedures established by it:
(1) upon deposit of the global notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the global notes; and
(2) ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the global notes).
The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a global note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture governing the notes for any purpose.
Payments in respect of the principal of, and interest and premium, if any, on, a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the notes. Under the terms of the indenture, the Company and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the Operating Partnership, the trustee nor any agent of us or the trustee has or will have any responsibility or liability for:
(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the global notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the global notes; or
(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee and paying agent will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.
DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount at maturity of the notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form, and to distribute such notes to its Participants.
Transfer and Exchange
See “Description of Global Securities” in the accompanying prospectus.
Same Day Settlement and Payment
We will make payments in respect of the notes represented by the global notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.
Notices
Except as otherwise provided in the indenture, notices to holders of the notes will be given by mail to the addresses of holders of the notes as they appear in the note register; provided that notices given to holders holding notes in book-entry form may be given through the facilities of DTC or any successor depository.
Governing Law
The indenture, the notes and the Guarantee will be governed by, and construed in accordance with, the law of the State of New York.

FEDERAL INCOME TAX CONSIDERATIONS
The following discussion summarizes the material U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the notes. What follows supplements the discussion of U.S. federal income tax considerations in the accompanying prospectus, which discussion is hereby incorporated by reference herein and should be read in conjunction with the discussion below. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), current and proposed Treasury regulations, administrative decisions and rulings of the Internal Revenue Service (the “IRS”) and court decisions as of the date hereof, all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretation. This discussion only applies to notes held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) by holders who purchase the notes in the initial offering at their “issue price,” which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes are sold for money. The following summary does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or to persons subject to special treatment under the federal income tax laws. Except as expressly provided below, this discussion does not address the tax treatment of special classes of persons, including, without limitation, banks, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, persons holding the notes as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction, U.S. expatriates, persons subject to the alternative minimum tax, foreign corporations, foreign estates or trusts and persons who are not citizens or residents of the United States. Furthermore, this discussion does not address any state, local, foreign or non-income tax considerations or the impact of Section 451(b) of the Code on accrual method taxpayers.
For purposes of the following summary, a “U.S. Holder” generally refers to a beneficial owner of a note that is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person. A “Non-U.S. Holder” generally refers to a beneficial owner of a note, other than an entity treated as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder.
If an entity treated as a partnership for U.S. federal income tax purposes is a beneficial owner of the notes, the U.S. federal income tax consequences to a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A holder that is a partnership, and the partners in such partnership, should consult their own tax advisors regarding the U.S. federal income tax considerations of an investment in the notes.
THE DISCUSSION SET FORTH BELOW IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS APPLICABLE STATE, LOCAL AND FOREIGN TAX LAWS.
Characterization of the Notes
The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the notes. In the opinion of Morrison & Foerster LLP, under current law and based on the facts contained in this prospectus supplement, the terms of the indenture and the notes, and certain assumptions and representations relied upon in rendering the opinion, the notes should be treated as indebtedness of us for U.S. federal income tax purposes (although there is no controlling authority directly on point). This opinion is not binding on the IRS or any court and there can be no assurance that the IRS or a court will agree with this opinion. If the IRS were to successfully challenge the classification of the notes as indebtedness, interest payments on the notes would be treated for U.S. federal income tax purposes as dividends to the extent of our current or accumulated earnings and profits. In the case of Non-U.S. Holders, distributions treated as dividends would be subject to withholding of U.S. income tax, except to the extent otherwise provided by an applicable income tax treaty. We agree, and by acquiring an interest in a note each beneficial owner of a note will agree, to treat the notes as indebtedness for U.S. federal income tax purposes. Holders should consult their own tax advisors regarding the tax consequences that will arise if the notes are not treated as indebtedness for U.S. federal income tax purposes. The remainder of this discussion assumes that the notes will be respected as indebtedness for U.S. federal income tax purposes.
Taxation of U.S. Holders
Payments of Interest
Except as described below, stated interest on a note generally will be taxable to a U.S. Holder as ordinary interest income at the time such interest is actually or constructively received, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes.
Original Issue Discount
Special rules apply with respect to debt instruments that are issued with original issue discount (“OID”). Under applicable Treasury regulations relating to OID, the possibility that stated interest on the notes could be deferred (see “Description of Notes and Guarantee — Option to Defer Interest Payments” in this prospectus supplement) could result in the notes being treated as issued with OID, unless the likelihood of such deferral is considered remote. We believe and intend to take the position that the likelihood of exercising our option to defer payment of stated interest is remote within the meaning of the Treasury regulations in part because the exercise of the option to defer payments of stated interest on the notes generally would: (i) significantly limit our ability to declare or pay, any dividends or distributions to the declaration and payment of Permitted REIT Status Dividends in the manner and amount described herein, and would prevent our redeeming, purchasing, acquiring, or making a liquidation payment on any capital stock of the Company or equity interest in the Operating Partnership; (ii) prevent us from paying any principal of, or interest or premium, if any, on or repaying, repurchasing or redeeming any debt securities of the Company or the Operating Partnership that rank equally with, or junior to, the notes in right of payment (including subordinated debt securities of any other series issued under the base indenture); and (iii) prevent us from making any payments with respect to any guarantee by the Company or the Operating Partnership of indebtedness if the guarantee ranks equally with or junior to the notes in right of payment. Similarly, in certain circumstances (e.g., “Description of Notes and Guarantee — Redemption” in this prospectus supplement), we may be obligated to pay amounts in excess of stated interest on or principal of the notes. Such excess payments will not affect the amount of interest income that a U.S. Holder recognizes if there is only a remote likelihood that such payments will be made. We believe and intend to take the position that the likelihood that we will make any such payments is remote. Our determination regarding the remoteness of these contingencies is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position.
In addition to the foregoing, we believe that the notes should be treated for U.S. federal income tax purposes as “variable rate debt instruments” that provide for a single fixed rate followed by a qualified floating rate (a “QFR”). Applicable Treasury regulations set forth rules to determine whether the fixed rate and the QFR result in a debt instrument being treated as issued with OID at time of issuance. It is our expectation that the initial interest rate (the “fixed rate”) and the interest rate on each Reset Interest Determination Date (the “floating rate”) for the notes will be set in a manner that will not result in OID. In light of the foregoing rules applicable to the notes, we expect that the notes will not be issued with OID. Accordingly, except as set forth below, each U.S. Holder should include in gross income that holder’s allocable share of interest on the notes in accordance with that holder’s method of tax accounting.
However, if the IRS were to successfully challenge our position regarding the remoteness of the contingencies described above, or if the fixed rate and floating rate were to be set in a manner inconsistent with our expectations, the notes would be treated as issued with OID at the time of issuance. Specifically:

•
If the possibility of interest deferral was determined not to be remote, the notes would be treated as issued with OID and all stated interest on the notes would be treated as OID.

•
If any portion of interest pursuant to the fixed rate or the floating rate is determined as of the issue date to be in excess of “qualified stated interest” on the notes, such excess, if significant enough, would potentially give rise to OID.

Further, under the Treasury Regulations, if we exercise our option to defer the payment of interest on the notes (see “Description of Notes and Guarantee — Option to Defer Interest Payments” in this prospectus supplement), the notes may at that time be treated, solely for purposes of determining the amount of OID on the notes, as having been retired and reissued with OID, and the sum of the remaining interest payments on the notes would be OID.
In the event the notes are treated as issued with OID, each U.S. Holder would be required to accrue and include OID in taxable income on a constant yield basis before the receipt of the cash attributable to the interest (regardless of that U.S. Holder’s method of tax accounting), and actual distributions of stated interest would not be reported as taxable income.
Additionally, if the IRS were to determine that the possibility of excess payments was not remote, the notes could be treated as “contingent payment debt instruments,” in which case a U.S. Holder would be required to accrue interest income on the notes in excess of stated interest and treat as ordinary income rather than as capital gain any income realized on the taxable disposition of notes. In the event excess payments are made, the U.S. Holder will be required to recognize such amounts as income. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.
Sale, Exchange, Redemption or Retirement of the Notes
Upon the sale, exchange, redemption or retirement of a note, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized upon such sale, exchange, redemption or retirement and the U.S. Holder’s adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest not previously included in income, which will constitute ordinary income. If the notes have not been subject to the OID rules, then a U.S. Holder’s adjusted tax basis in the notes generally will be the initial purchase price paid by such U.S. Holder to acquire such U.S. Holder’s interest in the notes. If the notes have been subject to the OID rules, then a U.S. Holder’s tax basis in a note would be increased by any OID previously includible in that U.S. Holder’s gross income through the date of disposition and decreased by payments received by that U.S. Holder on the notes in respect of accrued OID. Gain or loss realized on the sale, exchange, redemption or retirement of a note generally will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange redemption or retirement the note has been held by such U.S. holder for more than one year. A U.S. Holder that is an individual generally is entitled to preferential treatment for net long-term capital gains. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.
Additional Medicare Tax
Certain U.S. Holders, including individuals, estates and trusts, will be subject to an additional 3.8% tax, which, for individuals, applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains.
Taxation of Non-U.S. Holders
Payments of Interest
Under current U.S. federal income tax law and subject to the discussions below concerning backup withholding and FATCA (as defined below) and assuming that the notes will be treated as indebtedness for U.S. federal income tax purposes, principal and interest payments received from us or our agent generally will not be subject to U.S. federal income or withholding tax, except as provided below.

Interest (including payments in respect of OID, if any, on the notes) may be subject to a 30% withholding tax (or less under an applicable tax treaty, if any) if:
•
Such interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, and if certain tax treaties apply, a permanent establishment maintained in the United States;

•
a Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•
a Non-U.S. Holder is a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us (directly or indirectly) through actual or constructive stock ownership;

•
a Non-U.S. Holder is a bank whose receipt of interest with respect to a note is described in Section 881(c)(3)(A) of the Code; or

•
a Non-U.S. Holder does not satisfy the certification requirements described below.

A Non-U.S. Holder generally will satisfy the certification requirements if the Non-U.S. Holder certifies, under penalties of perjury, that it is not a “United States person” (within the meaning of the Code) and provides its name and address (which certification may generally be made on an IRS Form W-8BEN or W-8BEN-E, as applicable, or a successor form). Payments otherwise subject to withholding under the rules set forth above may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or successor form), claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty.
A Non-U.S. Holder generally will be subject to tax in the same manner as a U.S. Holder with respect to payments of interest effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States and, if required under an applicable tax treaty, a permanent establishment maintained in the United States. In some circumstances, such effectively connected income received by a corporate Non-U.S. Holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be provided by an applicable treaty.
Sale, Exchange, Redemption or Retirement of the Notes
Subject to the discussions below concerning backup withholding and FATCA (as defined below), a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain realized on the sale, exchange, redemption, or retirement of a note, provided that:
(a)
the gain is not effectively connected with the conduct of a trade or business within the United States and, if required under an applicable tax treaty, a permanent establishment maintained in the United States; and

(b)
in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, redemption or retirement of the note. An individual Non-U.S. Holder present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, subject to certain additional conditions, will be subject to U.S. federal income tax at a rate of 30% on the gain realized on the sale, exchange or other disposition.

A Non-U.S. Holder generally will be subject to tax in the same manner as a U.S. Holder with respect to gain realized on the sale, exchange, retirement or other disposition of a note if such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States and, if required under an applicable tax treaty, a permanent establishment maintained in the United States. In some circumstances, such effectively connected gain received by a corporate Non-U.S. Holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be provided by an applicable tax treaty.

Backup Withholding and Information Reporting
In general, in the case of a U.S. Holder, other than certain exempt holders, we and other payors are required to report to the IRS all payments of principal and interest on the notes. In addition, we and other payors generally are required to report to the IRS any payment of proceeds of the sale of a note before maturity. Additionally, backup withholding generally will apply to any payments if a U.S. Holder fails to provide an accurate taxpayer identification number, the U.S. Holder is notified by the IRS that it has failed to report all interest and dividends required to be shown on its U.S. federal income tax returns, or the U.S. Holder does not certify that it has furnished a correct taxpayer identification number and it has not been notified by the IRS that it is subject to backup withholding. If applicable, backup withholding will be imposed currently at a rate of 24%.
In the case of a Non-U.S. Holder, the amount of interest paid on the notes to Non-U.S. Holders generally must be reported annually to the IRS. These reporting requirements apply regardless of whether withholding was reduced or eliminated by any applicable tax treaty. Copies of the information returns reflecting income in respect of the notes may also be made available to the tax authorities in the country in which the Non-U.S. Holder is a resident under the provisions of an applicable tax treaty or information sharing agreement.
Payments of the proceeds from the sale of a note to or through a foreign office of a broker or the foreign office of a custodian, nominee, or other dealer acting on behalf of a holder generally will not be subject to information reporting or backup withholding. However, if the broker, custodian, nominee or other dealer is a United States person, the government of the United States or the government of any state or political subdivision of any state, or any agency or instrumentality of any of these governmental units, a controlled foreign corporation for U.S. federal income tax purposes, a foreign partnership that is either engaged in a trade or business within the United States or whose U.S. partners in the aggregate hold more than 50% of the income or capital interest in the partnership, a foreign person 50% or more of whose gross income for a certain period is effectively connected with a trade or business within the United States, or a U.S. branch of a foreign bank or insurance company, information reporting (but not backup withholding) generally will be required with respect to payments made to a Non-U.S. Holder unless the broker, custodian, nominee, or other dealer has documentation of such holder’s foreign status and the broker, custodian, nominee, or other dealer has no actual knowledge to the contrary.
Payment of the proceeds from a sale of a note to or through the U.S. office of a broker is subject to additional information reporting and backup withholding, unless the Non-U.S. Holder certifies as to its non-United States person status or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability, if any, or will otherwise be refundable, provided that the requisite procedures are followed and the proper information is filed with the IRS on a timely basis. Non-U.S. Holders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such exemption, if applicable.
Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a “foreign financial institution” (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the U.S. Treasury Department certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
These withholding and reporting requirements generally apply to U.S.-source periodic payments on and payments of gross proceeds from a sale or other disposition of the notes. Regulations proposed by the U.S. Treasury Department in December 2018 indicate an intent to eliminate the requirement under FATCA to withhold on gross proceeds of the disposition of financial instruments. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. If we determine withholding is appropriate with respect to the notes, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the notes.

UNDERWRITING
J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and RBC Capital Markets, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.
Underwriter	Principal Amount of Notes
J.P. Morgan Securities LLC	$
BofA Securities, Inc.
Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
RBC Capital Markets, LLC
Total	$
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Discount
The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of      % of the principal amount of the notes. The underwriters may allow, and those dealers may reallow, on sales to other dealers, a concession not to exceed      % of the principal amount of the notes. After the initial offering, the public offering price, concessions or any other term of the offering may be changed.
The following table shows the public offering price, underwriting discount and proceeds before expenses to us.
	Per Note	Total
Public offering price(1)	%	$
Underwriting discount	%	$
Proceeds, before expenses, to us(1)	%	$

(1)
Plus accrued interest, if any, from the original date of issue.

The expenses of the offering, not including the underwriting discount, are estimated at $      and are payable by us.
The notes are a new issue of securities for which there currently is no market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes after completion of the offering and as permitted by applicable law. They are not obligated, however, to make a market in the notes and any market-making may be discontinued at any time at their sole discretion. However, we cannot assure you that the prices at which the notes will sell in the market after this offering will not be lower than the initial offering price or that an active trading market for the notes will develop and continue after this offering. Accordingly, no assurance can be given as to the development or liquidity of any market for the notes.
Price Stabilization, Short Positions
In connection with the offering, the underwriters may purchase and sell our notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of various bids for or purchases of the notes made by the underwriters in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our notes or preventing or retarding a decline in the market price of our notes. As a result, the price of our notes may be higher than the price that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
An affiliate of Citigroup Global Markets Inc. is the Administrative Agent for our unsecured senior line of credit. Each of, or an affiliate of, J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and RBC Capital Markets, LLC are Joint Lead Arrangers for our unsecured senior line of credit. Each of, or an affiliate of, J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and RBC Capital Markets, LLC are Joint Bookrunners for our unsecured senior line of credit. Affiliates of each of J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and RBC Capital Markets, LLC are L/C Issuers for our unsecured senior line of credit. Affiliates of each of J.P. Morgan Securities LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC and RBC Capital Markets, LLC are Co-Syndication Agents for our unsecured senior line of credit. An affiliate of Citigroup Global Markets Inc. is the Sustainability Structuring Agent for our unsecured senior line of credit. Additionally, some or all of the underwriters, or their affiliates, may be lenders under our unsecured senior line of credit or holders from time to time of our commercial paper and may receive a portion of the net proceeds from this offering to the extent that we use any such proceeds to reduce the outstanding balance, if any, under our unsecured senior line of credit or to reduce outstanding indebtedness under our commercial paper program.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, financial advisory and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us may hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Extended Settlement
We expect that delivery of the notes will be made to investors on or about August   , 2026, which will be the seventh business day following the date of this prospectus supplement (such settlement being referred to as “T+7”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing of the notes or the next five succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+7, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to the exemption in section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Prohibition of Sales to European Economic Area Retail Investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “EU MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of EU MiFID II; or (iii) not a qualified investor as defined in Article 2(e) of Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No.2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules and regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2(e) of Regulation (EU) 2017/ 1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No. 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies falling within Article 49(2)(a) to (d) of the Order, or (iii) who are persons to whom it may otherwise be lawfully communicated (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.
Notice to Prospective Investors in Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes.
The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures (Chapter 571 of the Laws of Hong Kong) and any rules made under that Ordinance.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to, and in accordance with the conditions specified in Section 275 of the SFA.

LEGAL MATTERS
Certain legal matters relating to this offering will be passed upon for us by Morrison & Foerster LLP, Los Angeles, California, and certain matters with respect to Maryland law will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain legal matters relating to this offering will be passed upon for the underwriters by Clifford Chance US LLP, New York, New York. Sidley Austin LLP, New York, New York, has acted as special product counsel to the underwriters. Morrison & Foerster LLP will rely upon the opinion of Venable LLP as to all matters with respect to Maryland law.
EXPERTS
The consolidated financial statements of Alexandria Real Estate Equities, Inc. appearing in Alexandria Real Estate Equities, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, and the effectiveness of Alexandria Real Estate Equities, Inc.’s internal control over financial reporting as of December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
Alexandria Real Estate Equities, Inc.
Common Stock Preferred Stock	Rights Warrants
Debt Securities
Alexandria Real Estate Equities, L.P.
Guarantees of Debt Securities
We may issue Alexandria Real Estate Equities, Inc.’s shares of common stock, shares of preferred stock, rights, warrants or debt securities, and we or any selling security holders may offer and sell these securities from time to time in one or more offerings. Alexandria Real Estate Equities, L.P. may guarantee any debt securities that we issue under this prospectus.
Each time that we or any selling security holders sell securities under this prospectus, we will provide a prospectus supplement or other offering material that will contain specific information about the terms of that offering. The prospectus supplement or other offering material may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or other offering material, you should rely on the information in the prospectus supplement or such other offering material.
We or any selling security holders may sell the securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters, purchasers or agents will be stated in the prospectus supplements or other offering material. We also may sell securities directly to investors. We will not receive any proceeds from the sale of common stock, preferred stock, rights, warrants or debt securities sold by any selling security holder. Alexandria Real Estate Equities, L.P. will not receive any proceeds from issuing guarantees of any debt securities.
Our common stock is traded on the New York Stock Exchange under the symbol “ARE.”
Investing in our securities involves risks. See “Risk Factors” on page 2.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 1, 2024.

i

ABOUT THIS PROSPECTUS
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” “our company,” “the company,” or “Alexandria” refer to Alexandria Real Estate Equities, Inc., a Maryland corporation, together with its consolidated subsidiaries, including Alexandria Real Estate Equities, L.P., a Delaware limited partnership.
This prospectus is part of a “shelf” registration statement that we have filed with the United States Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we or any selling security holders may sell the common stock, preferred stock, rights, warrants or debt securities and the related guarantees described in this prospectus, any prospectus supplement or any other offering material:
•
from time to time and in one or more offerings;

•
in one or more series; and

•
in any combination thereof.

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had with us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.
Neither this prospectus nor any accompanying prospectus supplement contains all of the information included in the registration statement, as permitted by the rules and regulations of the SEC. To understand fully the terms of the securities we or any selling security holders are offering with this prospectus, you should carefully read this entire prospectus, the applicable prospectus supplement and any other offering material, as well as the documents we have incorporated by reference. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering material about the provisions or contents of any agreement or other document are only summaries. If SEC rules or regulations require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material is accurate as of any date other than the date on the front of each document.
YOU SHOULD CAREFULLY READ THIS PROSPECTUS, THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY APPLICABLE OTHER OFFERING MATERIAL, AS WELL AS THE DOCUMENTS WE HAVE INCORPORATED BY REFERENCE, AS DESCRIBED UNDER THE SECTION ENTITLED “WHERE YOU CAN FIND MORE INFORMATION.” WE ARE NOT MAKING AN OFFER OF THE SECURITIES OFFERED HEREBY IN ANY STATE WHERE SUCH OFFER OR SALE IS NOT PERMITTED.
THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR OTHER OFFERING MATERIAL.
You should rely only on the information contained in this prospectus, the applicable prospectus supplement and/or other offering materials, and the documents we have incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information provided by this prospectus, the applicable prospectus supplement, our other offering materials, or the documents we have incorporated by reference is accurate as of any date other than the date of the respective document.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus involves risks. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable accompanying prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. Please also refer to the section below entitled “Forward-Looking Statements.”
WHERE YOU CAN FIND MORE INFORMATION
Where Documents are Filed; Copies of Documents
We are subject to the informational requirements of the Exchange Act in accordance with which we file reports, proxy statements and other information with the SEC. This registration statement, the exhibits and schedules forming a part thereof, and the reports, proxy and information statements and other information we have filed with the SEC are available at the SEC’s website at http://www.sec.gov. In addition, our common stock is listed on the New York Stock Exchange, and similar information regarding us and the information we provide to the exchange may be inspected and copied at the offices of The New York Stock Exchange, 11 Wall Street, New York, New York 10005.
You may also access further information about us by visiting our website at www.are.com. Please note that the information and materials found on our website, except for our SEC filings expressly described below, are not part of this prospectus and are not incorporated by reference into this prospectus.
Incorporation of Documents by Reference
We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered by this prospectus. This prospectus is a part of that registration statement. As allowed by the SEC, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. Instead, the SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose particular important information to you without actually including such information in this prospectus by simply referring you to another document that we filed separately with the SEC.
The information we incorporate by reference is an important part of this prospectus and should be carefully read in conjunction with this prospectus and any prospectus supplement. Information that we file with the SEC after the date of this prospectus will automatically update and may supersede some of the information in this prospectus as well as information we previously filed with the SEC and that was incorporated by reference into this prospectus.
The following documents are incorporated by reference into this prospectus:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on January 29, 2024 (the “Annual Report”);

•
our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 14, 2023 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022);

•
our Current Reports on Form 8-K, as filed with the SEC on January 11, 2024 and January 29, 2024;

•
the description of our common stock contained in Exhibit 4.45 to our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on January 29, 2024, including any amendments or reports filed for the purpose of updating such description; and

•
all reports or documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those that we “furnish” pursuant to Item 2.02 or 7.01 of Form 8-K or other information “furnished” to the SEC) on or after the date of this prospectus and prior to the termination of the offering of securities described in this prospectus.

If information in any of these incorporated documents conflicts with information in this prospectus, prospectus supplement or any other offering materials, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the information in the most recent incorporated document.
We will provide at no cost to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any document we incorporate by reference, excluding all exhibits to such incorporated documents (unless we have specifically incorporated by reference such exhibits either in this prospectus or in the incorporated document). A request can be made in writing or by telephone to the following address:
Alexandria Real Estate Equities, Inc.
26 North Euclid Avenue
Pasadena, California 91101
Attention: Investor Relations
(626) 578-0777
Except as provided above, no other information (including information on our website) is incorporated by reference into this prospectus.
THE COMPANY
We are a Maryland corporation formed in October 1994 that has elected to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes. Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. As the pioneer of the life science real estate niche since our founding in 1994, Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative life science, agtech, and advanced technology mega campuses in AAA innovation cluster locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle.
We develop dynamic urban cluster campuses and vibrant ecosystems that enable and inspire the world’s most brilliant minds and innovative companies to create life-changing scientific and technological breakthroughs. We believe in the utmost professionalism, humility, and teamwork. Our tenants include multinational pharmaceutical companies; public and private biotechnology companies; life science product, service, and medical device companies; digital health, technology, and agtech companies; academic and medical research institutions; U.S. government research agencies; non-profit organizations; and venture capital firms. Alexandria has a longstanding and proven track record of developing Class A/A+ properties clustered in life science, agtech, and advanced technology mega campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agrifoodtech, climate innovation, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting allow us to attract a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.
Alexandria Real Estate Equities, L.P. is a Delaware limited partnership of which our wholly owned subsidiary, ARE-QRS Corp., is the sole general partner. Alexandria Real Estate Equities, Inc. and ARE-QRS Corp. together hold all of the limited partnership interests in Alexandria Real Estate Equities, L.P. We directly or indirectly hold a majority of our interests in our properties and land, and conduct most of our operations, through Alexandria Real Estate Equities, L.P. and its subsidiaries.
For additional information regarding our business, we refer you to our filings with the SEC incorporated by reference in this prospectus. See “Where You Can Find More Information.”

Our principal executive offices are located at 26 North Euclid Avenue, Pasadena, California 91101 and our telephone number is (626) 578-0777.
SECURITIES THAT MAY BE OFFERED
We or any selling security holder may offer and sell from time to time, at prices determined by negotiation, “at-the-market” or otherwise, as described by the applicable prospectus or other offering material, in one or more offerings, the following securities:
•
common stock;

•
preferred stock;

•
rights;

•
warrants; and/or

•
debt securities and related guarantees, if any.

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement or other offering material, summarize all the material terms and provisions of the various types of securities that we or any selling security holder may offer under this prospectus. The particular terms of the securities offered by this prospectus will be described in a prospectus supplement or other offering material.
This prospectus contains a summary of the material general terms of the various securities that we or any selling security holder may offer. The specific terms of the securities will be described in a prospectus supplement or other offering material, which may be in addition to or different from the general terms summarized in this prospectus. The summaries contained in this prospectus and in any prospectus supplements or other offering material may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Where You Can Find More Information” to find out how you can obtain a copy of those documents.
The terms of any offering of securities, the initial offering price of any such offering and the net proceeds to us, will be contained in the prospectus supplement or other offering material relating to that offering.
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from the sale of the securities to reduce the outstanding balance on our unsecured senior line of credit, our commercial paper program, or other borrowings or for general corporate purposes. If initially used to pay down our unsecured senior line of credit or our commercial paper program, we may then borrow from time to time under our unsecured senior line of credit to fund potential future acquisitions, to repay debt, or for general working capital and other corporate purposes, including the selective development, or the redevelopment or acquisition of properties.
We will not receive any of the proceeds from the sale of the securities to which this prospectus relates that are offered by any selling security holders.
DESCRIPTION OF STOCK
The following is a brief description of our securities registered pursuant to Section 12 of the Exchange Act. This description of the terms of our stock does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of Maryland General Corporation Law (“MGCL”), and the full text of our charter and our amended and restated bylaws (“bylaws”).
General
Our charter provides that we may issue up to
•
400,000,000 shares of common stock, $.01 par value per share (“common stock”);

•
100,000,000 shares of preferred stock, $.01 par value per share (“preferred stock”); and

•
200,000,000 shares of excess stock, $.01 par value per share, or excess stock (as described below).

As of February 1, 2024, the following securities were issued and outstanding:
•
174,944,314 shares of our common stock; and

•
no shares of our preferred stock.

Under Maryland law, stockholders generally are not liable for a corporation’s debts or obligations.
Common Stock
As of February 1, 2024, our common stock is the only class of our securities registered under Section 12 of the Exchange Act.
Dividends.   Subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on ownership and transfer of our stock, holders of our common stock are entitled to receive dividends on such shares if, as and when authorized by our board of directors and declared by us out of assets legally available therefor. Our holders of common stock are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.
Voting.   Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, each outstanding share of common stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of our stock, the holders of such shares will possess the exclusive voting power. In uncontested elections of directors, the affirmative vote of a majority of the total votes cast “for” or “against,” or withheld as to a director nominee is sufficient to elect such director nominee. In contested elections, a plurality of votes cast is required for the election of a director. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.
Other Rights.   Holders of shares of our common stock generally have no preference, conversion, exchange, sinking fund or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our charter regarding restrictions on ownership and transfer of our stock, shares of our common stock will each have equal distribution, liquidation and other rights.
Reclassification.   Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.
Listing.   Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “ARE.” Any additional shares of common stock we issue will also be listed on the New York Stock Exchange upon official notice of issuance.
Preferred Stock
As of February 1, 2024, we have no outstanding shares of preferred stock.
Our charter authorizes our board of directors, without the approval of our stockholders, to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of preferred stock of any series. Prior to the issuance of shares of any series, our board of directors is required by the MGCL and our charter to set, subject to the provisions of our charter regarding restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such series, all of which will be set forth in articles supplementary to our charter adopted for that purpose by our board of directors or a duly authorized special committee thereof. Using this authority, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of our common stock or for other reasons be desired by them.
Upon issuance against full payment of the purchase price therefor, shares of preferred stock will be fully paid, validly issued and nonassessable. The specific terms of a particular class or series of preferred stock to be offered pursuant to this prospectus will be described in the prospectus supplement or other offering material relating to that class or series, including a prospectus supplement or other offering material providing that preferred stock may be issuable upon the exercise of warrants or conversion of other securities issued by us. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement or other offering material do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.
Rank.   Unless otherwise specified in the applicable prospectus supplement or other offering material, our preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:
•
senior to all classes or series of our common stock, and to all our equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up;

•
on a parity with all equity securities authorized or designated by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up; and

•
junior to all our existing and future indebtedness and to any class or series of equity securities authorized or designated by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up.

Conversion Right.   The terms and conditions, if any, upon which any shares of any class or series of our preferred stock will be convertible into shares of our common stock will be set forth in the applicable prospectus supplement or other offering material relating thereto. Such terms will include:
•
the number of shares of our common stock into which the shares of our preferred stock are convertible;

•
the conversion price (or manner of calculation thereof);

•
the conversion period;

•
provisions as to whether conversion will be at the option of the holders of such class or series of our preferred stock or us;

•
the events requiring an adjustment of the conversion price; and

•
provisions affecting conversion in the event of the redemption of such class or series of preferred stock.

Power to Issue Additional Shares of Common Stock and Preferred Stock
We believe that the power of our board of directors to authorize us to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financing and acquisition transactions and in meeting other needs that may arise. The additional classes or series of our preferred stock, as well as our common stock, will be available for issuance without further action by our stockholders, unless further action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no present intention to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of common stock or for other reasons be desired by them.
Restrictions on Ownership and Transfer
In order to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), not more than 50% of the value of our outstanding stock may be owned, directly or constructively, by five or fewer individuals or certain tax-exempt entities (as set forth in the Code) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). Furthermore, shares of our outstanding stock must be beneficially owned by 100 or more Persons (as defined in our charter), during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year.
In order for us to maintain our qualification as a REIT, among other purposes, our charter provides for an ownership limit, which prohibits, with certain exceptions, direct or constructive ownership of shares of stock representing more than 9.8% of the combined total value of our outstanding shares of stock by any Person.
Our board of directors, in its sole discretion, may waive the ownership limit for any Person. However, our board of directors may not grant such waiver if, after giving effect to such waiver, five individuals could beneficially own, in the aggregate, more than 49.9% of the value of our outstanding stock. As a condition to waiving the ownership limit, our board of directors may require a ruling from the Internal Revenue Service (the “IRS”),an opinion of counsel, affidavits, undertakings or agreements as our board of directors deems necessary or advisable in order to determine or ensure our status as a REIT. Notwithstanding the receipt of any such ruling, opinion, affidavit, undertaking or agreement, our board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting a waiver.
Our charter further prohibits any Person from:
•
beneficially or constructively owning shares of our stock that would result in us being “closely held” under Section 856(h) of the Code; and

•
transferring shares of our stock if such transfer would result in shares of our stock being owned by fewer than 100 Persons.

Any transfer in violation of any of these restrictions is void ab initio. Any Person who acquires or attempts to acquire beneficial or constructive ownership of shares of our stock in violation of the foregoing restrictions on ownership and transfer is required to give us written notice immediately and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on ownership and transfer will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify, or to attempt to qualify, as a REIT.
If any transfer of shares of our stock or other event occurs that would result in any Person beneficially or constructively becoming the owner of shares of our stock in excess or in violation of the above ownership or transfer limitations, or becoming a prohibited owner, then that number of shares of our stock (rounded up to the nearest whole share) the beneficial or constructive ownership of which otherwise would cause such Person to violate such limitations shall be automatically exchanged for an equal number of shares of excess stock. Those shares of excess stock will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the prohibited owner will generally not acquire any rights in such shares. This automatic exchange will be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares of excess stock held in the trust will be issued and outstanding shares of our stock. The prohibited owner will not:
•
benefit economically from ownership of any shares of excess stock held in the trust;

•
have any rights to dividends or other distributions thereon; or

•
possess any rights to vote or other rights attributable to the shares of excess stock held in the trust.

The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to the discovery by us that shares of stock have been transferred to the trustee will be paid by the recipient of such dividend or distribution to us upon demand, or, at our sole election, will be offset against any future dividends or distributions payable to the purported transferee or holder, and any dividend or distribution authorized but unpaid will be rescinded as void ab initio with respect to such shares of stock and promptly thereafter paid over to the trustee with respect to such shares of excess stock, as trustee of the trust for the exclusive benefit of the charitable beneficiary. The prohibited owner will have no voting rights with respect to shares of excess stock held in the trust and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trustee, the trustee will have the authority (at the trustee’s sole discretion) to:
•
rescind as void any vote cast by a prohibited owner prior to the discovery by us that such shares have been transferred to the trustee, and

•
recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.
Within 180 days after the date of the event that resulted in shares of our excess stock being transferred to the trust (or as soon as possible thereafter if the trustee did not learn of such event within such period), the trustee shall sell the shares of stock held in the trust to a Person, designated by us, whose ownership of the shares will not violate the ownership and transfer limitations set forth in our charter. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and those shares of excess stock will be automatically exchanged for an equal number of shares of the same class or series of stock that originally were exchanged for the excess stock.
The trustee shall distribute to the prohibited owner, as appropriate:
•
the price paid by the prohibited owner for the shares;

•
if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the Market Price (as defined in our charter) of such shares on the day of the event causing the shares to be held in the trust; or

•
if the exchange for excess stock did not arise as a result of a purported transfer, the Market Price of such shares on the day of the other event causing the shares to be held in the trust.

If such shares are sold by a prohibited owner, then to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the trustee.
All certificates representing shares of common stock and preferred stock will bear a legend referring to the restrictions described above.
Every owner of more than 5% (or such lower percentage as may be required by our charter, the Code or the Treasury regulations promulgated thereunder) of all classes or series of our stock, including shares of common stock, within 30 days after the end of each taxable year, is required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner must provide us such additional information as we may reasonably request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT. In addition, each stockholder will be required upon demand to provide us such information as we may reasonably request in order to determine our status as a REIT, to comply with the requirements of any taxing authority or governmental authority or to determine such compliance, or to comply with the REIT provisions of the Code.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the holders of our common stock or might otherwise be desired by such holders.
DESCRIPTION OF RIGHTS
We may issue rights to purchase our common stock, preferred stock or other offered security independently or together with any other offered security. Any rights that we may issue may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The applicable prospectus supplement or other offering material will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following to the extent applicable:
•
the number of rights issued or to be issued to each stockholder;

•
the exercise price payable for each share of common stock, preferred stock or other offered security upon the exercise of the rights;

•
the number and terms of the shares of common stock, preferred stock or other offered security which may be purchased per each right;

•
the extent to which the rights are transferable;

•
the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•
the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•
if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of such rights; and

•
any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The description in the applicable prospectus supplement or other offering material of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.
DESCRIPTION OF WARRANTS
We may issue warrants to purchase shares of our preferred stock, common stock or our debt securities. Warrants may be issued independently or together with any other securities offered by any prospectus supplement or other offering material and may be attached to or separate from such securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement or other offering material. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any provisions of the warrants offered hereby.
The applicable prospectus supplement or other offering material will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:
•
the title of the warrants;

•
the aggregate number of the warrants;

•
the price or prices at which the warrants will be issued;

•
the designation, terms and amount of securities purchasable upon exercise of the warrants;

•
the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such security;

•
the date, if any, on and after which the warrants and securities issuable upon exercise of the warrants will be separately transferable, including any limitations on ownership and transfer of the warrants that may be appropriate to preserve our status as a REIT;

•
the price or prices at which securities issuable upon exercise of the warrants may be purchased;

•
the date on which the right to exercise the warrants will commence and the date on which such right relating to the warrants expires;

•
the minimum or maximum amount of the warrants that may be exercised at any one time;

•
information with respect to book-entry procedures applicable to the warrants, if any;

•
a description of material federal income tax considerations; and

•
any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES
This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement, a pricing supplement or other offering materials. We will also indicate in the prospectus supplement or other offering materials whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. We may issue our debt securities under one or more indentures. Each indenture and the instruments evidencing the debt securities of each series will be in the form filed or incorporated by reference as an exhibit to the registration statement containing this prospectus, a post-effective amendment to the registration statement or a document incorporated by reference herein and, in each case, may be obtained as described below under “Where You Can Find More Information.” The form of indenture is subject to any amendments or supplements that may be adopted from time to time.
We will enter into each indenture with a trustee and the trustee for each indenture may be the same. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. Unless otherwise expressly stated in the applicable prospectus supplement, the debt securities will be issued under an indenture among us, Alexandria Real Estate Equities, L.P., as guarantor, and Truist Bank, as trustee. A copy of the form of indenture has been filed as an exhibit to the registration statement containing this prospectus. Because this description of debt securities is a summary, it does not contain all the information that may be important to you and this description is subject to, and qualified in its entirety by reference to, the form of the applicable indenture and the instrument evidencing the debt securities of the applicable series. You should read the applicable indenture and the instrument evidencing the applicable debt securities in their entirety to assure that you have all the important information you need to make any required decisions.
General
We may issue debt securities from time to time in one or more series without limitation as to aggregate principal amount. The debt securities will be our direct obligations and they may be secured or unsecured, senior or subordinated indebtedness.
Unless otherwise indicated in the prospectus supplement or other offering material, principal of, premium, if any, and interest on the debt securities will be payable, and the transfer of debt securities will be registrable, at any office or agency maintained by us for that purpose. The debt securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the applicable prospectus supplement or other offering material, in denominations of $1,000 or integral multiples thereof. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require you to pay a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

The prospectus supplement or other offering material will describe the following terms of the debt securities we are offering:
•
the title of the debt securities;

•
any limit on the aggregate principal amount of the debt securities;

•
the date or dates on which the principal of the debt securities is payable;

•
the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method by which the rate or rates will be determined, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the regular record date for the interest payable on any interest payment date;

•
the place or places where the principal of and any premium and interest on the debt securities will be payable;

•
the person who is entitled to receive any interest on the debt securities, if other than the record holder on the record date;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option;

•
our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the terms and conditions upon which we will redeem, purchase or repay, in whole or in part, the debt securities pursuant to such obligation;

•
the currency, currencies or currency units in which we will pay the principal of and any premium and interest on any debt securities, if other than the currency of the United States of America and the manner of determining the equivalent in United States currency;

•
if the amount of payments of principal of or any premium or interest on any debt securities may be determined with reference to an index or formula, the manner in which such amounts will be determined;

•
if the principal of or any premium or interest on any debt securities is to be payable, at our election or at the election of the holder, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the debt securities as to which such election is made will be payable and the periods within which and the terms and conditions upon which such election is to be made;

•
if other than the debt securities’ principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;

•
the applicability of the provisions described in the section of this prospectus captioned “Defeasance and Covenant Defeasance;”

•
if the debt securities will be issued in whole or in part in the form of a book-entry security as described in this prospectus, the depository we appointed or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;

•
any provisions related to the conversion or exchange of the debt securities into our common stock, other debt securities or any other securities;

•
whether the debt securities are entitled to the benefits of the guarantee of any guarantor, and whether any such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee;

•
any provisions regarding the status and ranking of the debt securities;

•
a description of material federal income tax consequences; and

•
any other terms of the debt securities.

We may offer and sell the debt securities as original issue discount securities at a substantial discount below their stated principal amount. The prospectus supplement or other offering material will describe the federal income tax consequences and other special considerations applicable to original issue discount securities and any debt securities the federal tax laws treat as having been issued with original issue discount. “Original issue discount securities” means any debt security that provides for an amount less than its principal amount to be due and payable upon the declaration of acceleration of the maturity of the debt security upon the occurrence and continuation of an “Event of Default.”
The indenture does not contain covenants or other provisions designed to afford holders of the debt securities protection in the event of a highly leveraged transaction, change in credit rating or similar occurrence. However, no assurances can be provided that the applicable indenture for any particular series of debt securities will not contain such covenants.
Guarantees of the Debt Securities
Alexandria Real Estate Equities, L.P. may fully and unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on one or more series of such debt securities, whether at maturity, by acceleration, redemption or repayment or otherwise, in accordance with the terms of the applicable guarantee and the applicable indenture.
Covenants
The prospectus supplement or other offering material will describe any material covenants of a series of debt securities.
Events of Default
With respect to a series of debt securities, any one of the following events will constitute an event of default under the indenture:
•
failure to pay any interest on any debt security of that series when due, continued for 30 days;

•
failure to pay principal of or any premium on any debt security of that series when due;

•
failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

•
our failure to perform, or breach of, any other covenant or warranty in the indenture, other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series, continued for 90 days after written notice as provided in the indenture;

•
certain events involving our bankruptcy, insolvency or reorganization; or

•
any other event of default provided with respect to debt securities of that series.

If any event of default occurs and continues, either the trustee by written notice to us or the holders of at least 25 percent in principal amount of the outstanding debt securities of that series by written notice to us may declare the principal amount or, if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of those debt securities, of all the debt securities of that series to be due and payable immediately by a notice in writing to us, and to the trustee if given by holders. The principal amount (or specified amount) will then be immediately due and payable. After acceleration, but before a judgment or decree for payment based on acceleration has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may by written notice to us and the trustee, under specified circumstances, rescind and annul the acceleration.
Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement or other offering material. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities. The prospectus supplement or other offering material relating to any series of debt securities that are original issue discount securities will contain the particular provisions relating to acceleration of the stated maturity of a portion of the principal amount of that series of original issue discount securities upon the occurrence and continuation of an event of default.
The indenture in part provides that, subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer the trustee security or indemnity satisfactory to it. Generally, the holders of a majority in aggregate principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.
A holder of any series of debt securities will not have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy, unless:
•
the holder has previously given to the trustee written notice of a continuing event of default;

•
the holders of at least 25 percent in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute such proceeding as trustee;

•
such holder or holders have offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•
the trustee has not instituted proceedings within 60 days after receipt of such notice; and

•
the trustee shall not have received from the holders of at least 25% in principal amount of the outstanding debt securities of that series a direction inconsistent with such request during the 60-day period.

However, these limitations do not apply to a suit instituted by a holder for enforcement of payment of the principal of and premium, if any, or interest on its debt securities on or after the respective due dates.
We are required to furnish to the trustee annually a statement as to our performance of certain obligations under the indenture and as to any default.
Modification and Waiver
We and the trustee may modify and amend the indenture with the consent of the holders of not less than the majority in aggregate principal amount of the outstanding debt securities of each series which is affected. Neither we nor the trustee may, however, modify or amend the indenture without the consent of the holders of all debt securities affected if such action would:
•
change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•
reduce the principal amount of, or the premium payable upon redemption, if any, or, except as otherwise provided in the prospectus supplement or other offering material, interest on, any debt security, including in the case of an original issue discount security the amount payable upon acceleration of the maturity;

•
change the place or currency of payment of principal of, premium, if any, or interest on any debt security;

•
impair the right to institute suit for the enforcement of any payment on any debt security on or after the stated maturity thereof, or in the case of redemption, on or after the redemption date;

•
modify the conversion or exchange provisions, if any, of any debt security in a manner adverse to the holder of the debt security;

•
reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•
modify certain provisions of the indenture, except to increase any percentage of principal amount whose holders are required to approve any change to such provision or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each holder affected.

The holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive any past default under the indenture, except a default:
•
in the payment of principal, premium or interest and

•
in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of those holders of each outstanding debt security of that series who were affected.

Consolidation, Merger and Sale of Assets
We, and any guarantor, may not consolidate with or merge into any other company or entity or convey, transfer or lease its properties and assets substantially as an entirety and may not permit any company or entity to merge into or consolidate with us or any guarantor or convey, transfer or lease its properties and assets substantially as an entirety to us or any guarantor, unless:
•
in the case we, or the applicable guarantor, consolidate with or merge into another person or convey, transfer or lease our properties and assets substantially as an entirety to any person, the person formed by that consolidation or into which we are, or the applicable guarantor is, merged or the person which acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety is a corporation, partnership or trust organized under the laws of the United States of America, any State or the District of Columbia, and expressly assumes our or the guarantor’s obligations on the debt securities under a supplemental indenture or guarantee, as applicable;

•
immediately after giving effect to the transaction no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating compliance with these provisions.

Defeasance and Covenant Defeasance
The indenture provides that if the provisions described below are made applicable to a particular series of debt securities, then, at our option, we:
•
will be discharged from any and all obligations in respect of the debt securities of that series, except for certain obligations to register the transfer of or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies and hold moneys for payment in trust; or

•
need not comply with certain restrictive covenants of the indenture and the occurrence of an event described in the fourth bullet point in the section of the prospectus captioned “Events of Default” will no longer be an event of default, in each case, if we deposit, in trust, with the trustee, money or United States Government obligations, which through the payment of interest and principal in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and premium, if any, and interest on the debt securities of that series on the dates such payments are due, which may include one or more redemption dates that we designate, in accordance with the terms of the debt securities of that series.
We may establish this trust only if, among other things:
•
no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the indenture shall have occurred and is continuing on the date of the deposit or insofar as an event of default resulting from certain events involving our bankruptcy or insolvency at any time during the period ending on the 121st day after the date of the deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to us in respect of the deposit;
•
the defeasance will not cause the trustee to have any conflicting interest with respect to any other of our securities or result in the trust arising from the deposit to constitute, unless it is qualified as, a “regulated investment company;”

•
the defeasance will not result, in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound; and

•
we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred, which opinion of counsel, in the case of the first item above, must refer to and be based upon a published ruling of the IRS, a private ruling of the IRS addressed to us, or otherwise a change in applicable federal income tax law occurring after the date of the indenture.

If we fail to comply with remaining obligations under the indenture after a defeasance of the indenture with respect to the debt securities of any series as described under the second item of the first sentence of this section and the debt securities of such series are declared due and payable because of the occurrence of any event of default, the amount of money and United States Government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will, however, remain liable for those payments.
DESCRIPTION OF GLOBAL SECURITIES
Book-Entry, Delivery and Form
The common stock, preferred stock, rights, warrants or debt securities may be issued in book-entry form and represented by one or more global notes or global securities. The global securities are expected to be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, as depositary. The global securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered global security certificate will be issued for each issue of the global securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount.
DTC, the world’s largest securities depository, is:
•
a limited-purpose trust company organized under the New York Banking Law;

•
a “banking organization” within the meaning of the New York Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

As of the date of this prospectus, DTC holds and provides asset servicing for over 1.4 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments (from over 131 countries) that DTC’s participants (“direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among its direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing

Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. Information contained in this website is not incorporated by reference in, and should not be considered a part of, this prospectus.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC’s records. The ownership interest of each actual purchaser of a security, which is sometimes referred to as a “beneficial owner,” is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transactions. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except in the event that use of the book-entry system for the global securities is discontinued.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed in accordance with DTC’s procedures.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC’s applicable procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date (identified in a listing attached to the omnibus proxy).
Principal and interest payments, redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, if any, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC, our agent, if any, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) will be our responsibility or the responsibility of our agent, if any, disbursement of such payments to direct participants will be the responsibility of DTC and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.
DTC may discontinue providing its services as depository with respect to the global securities at any time by giving reasonable notice to us or our agent, if any. Under such circumstances, in the event that a successor depository is not obtained, the global security certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, global security certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.
PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
The following summary of certain provisions of MGCL and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to MGCL and our charter and bylaws.
Board of Directors
Our charter and bylaws provide that the number of our directors may be established by our board of directors, but may not be fewer than the minimum number required by the MGCL, which is one, nor, unless our charter and bylaws are amended, more than 15. All directors are elected to serve until the next annual meeting of our stockholders and until their successors are duly elected and qualify.
Our charter provides that our stockholders may remove any director by a vote of not less than two-thirds of all the votes entitled to be cast on the matter. Our charter and bylaws further provide that, except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, any vacancy on our board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and that any director elected to fill a vacancy may hold office for the remainder of the full term of the class of directors in which the vacancy occurred. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock will be able to elect all of the directors then standing for election.
Business Combinations
Under the MGCL, specified “business combinations” (including a merger, consolidation, share exchange or, in specified circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the 10% or more beneficial owner acquires such status. An interested stockholder is defined as:
•
any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. In approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
After the five-year period, any such business combination between the Maryland corporation and an interested stockholder must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least:
•
80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom, or with whose affiliate, the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive “a minimum price” (as defined in the MGCL) for their shares; and the consideration is received in cash or in the same form as previously paid by the 10% or more beneficial owner for its shares.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time before the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that the “business combination” provisions of the MGCL shall not apply to us generally and that such resolution is irrevocable unless revocation, in whole or in part, is approved by the holders of a majority of the outstanding shares of common stock, but revocation will not affect any business combination consummated, or any business combination contemplated by any agreement entered into, prior to the revocation. As a result of the foregoing, any person who becomes a 10% or more beneficial owner, directly or indirectly, may be able to enter into business combinations with us that may not be in the best interest of the stockholders, without our compliance with the business combination provisions of the MGCL.
Control Share Acquisitions
The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of holders of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. Control shares are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
•
one-tenth or more but less than one-third;

•
one-third or more but less than a majority; or

•
a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to specified exceptions.
Under Maryland law, a person who has made or proposes to make a control share acquisition, upon satisfaction of specified conditions (including an undertaking to pay expenses of the meeting), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any meeting of the stockholders.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to specified conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a meeting of the stockholders and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any acquisition by any person of shares of our stock. Our board of directors has resolved that, subject to Maryland law, this provision may not be amended or repealed without the approval of holders of at least a majority of the outstanding shares of common stock. There can be no assurance, however, that the provision will not be amended or eliminated in the future or that the resolution is enforceable under Maryland law.
Advance Notice of Director Nominations and New Business and Proxy Access
Our bylaws provide that:
•
with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

•
pursuant to our notice of the meeting;

•
by or at the direction of our board of directors; or

•
by a stockholder who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in the advance notice provisions set forth in the bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice provisions set forth in the bylaws and, as applicable, with the proxy access provisions set forth in the bylaws with respect to qualifying nominations ; and

•
with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the special meeting of stockholders. Nominations of persons for election to our board of directors may be made at a special meeting of stockholders at which directors are to be elected only:

•
by or at the direction of our board of directors; or

•
provided that our board of directors has determined that directors shall be elected at such meeting, by any stockholder who is a stockholder of record both at the time of giving of notice provided for in the advance notice provisions set forth in the bylaws and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in the advance notice provisions set forth in the bylaws.

Our bylaws permit qualifying stockholders, or a qualifying group of no more than 20 stockholders, that have continuously owned at least 3% of our outstanding common stock throughout at least a three-year period to nominate and to require us to include in its proxy materials director nominees constituting up to the greater of two director nominees or 25% of the number of directors up for election, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws and subject to the terms and conditions therein.
Amendment to Our Bylaws
The board of directors has the exclusive power to adopt, alter, repeal or amend our bylaws.
Extraordinary Actions
Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, sell all or substantially all of its assets, engage in a statutory share exchange, or convert into another form of business entity unless advised by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval of such matters by the affirmative vote of a majority of all of the votes entitled to be cast thereon. Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. Maryland law also does not require approval of the stockholders of a parent corporation to merge or sell all or substantially all of the assets of a subsidiary entity. Because operating assets may be held by a corporation’s subsidiaries, as in our situation, this may mean that a subsidiary may be able to merge or to sell all or substantially all of its assets without a vote of the corporation’s stockholders.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
•
a classified board;

•
a two-thirds vote requirement for removing a director;

•
a requirement that the number of directors be fixed only by vote of the directors;

•
a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•
a majority vote requirement for the calling by stockholders of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already:
•
vest in the board the exclusive power to fix the number of directorships and

•
require, unless called by our chairman of the board, vice chairman of the board (if any), our chief executive officer or the board of directors, the request of holders of a majority of all the votes entitled to be cast on such matter at to call a special meeting.

We have also elected to be subject to the provisions of Subtitle 8 relating to:
•
a two-thirds vote requirement for the removal of any director from the board and

•
the filling of vacancies on the board.

In the future, our board of directors may elect, without stockholder approval, to create a classified board or adopt one or more of the other provisions of Subtitle 8.
Exclusive Forum
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (c) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (d) any action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine.
Anti-Takeover Effect of Certain Provisions of Maryland Law, Our Charter and Our Bylaws
The possible future application of the business combination, the control share acquisition and Subtitle 8 provisions of the MGCL and the current Subtitle 8 elections and advance notice provisions of our bylaws may delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of common stock or for other reasons be desired by them.
FEDERAL INCOME TAX CONSIDERATIONS
The following discussion summarizes the material U.S. federal income tax considerations relevant to our qualification as a REIT and the ownership and disposition of shares of our common stock. Supplemental U.S. federal income tax considerations relevant to holders of the securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. This discussion is based on current provisions of the Code, current and proposed Treasury regulations, administrative decisions and rulings of the IRS and court decisions as of the date hereof, all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretation. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or to persons subject to special treatment under the U.S. federal income tax laws. In particular, this discussion deals only with stockholders that hold our common stock as capital assets within the meaning of the Code. Except as expressly provided below, this discussion does not address the tax treatment of special classes of stockholders, including, without limitation, banks, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, persons holding our stock as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction, U.S. expatriates, persons subject to the alternative minimum tax, foreign corporations, foreign estates or trusts and persons who are not citizens or residents of the United States. This discussion may not be applicable to stockholders who acquired our stock pursuant to the exercise of options or warrants or otherwise as compensation. Furthermore, this discussion does not address any state, local, foreign or non-income tax considerations.
If a partnership (including, for this purpose, any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our common stock, the U.S. federal income tax consequences to a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A stockholder that is a partnership, and the partners in such partnership, should consult their own tax advisors regarding the U.S. federal income tax considerations of an investment in our shares.
THE DISCUSSION SET FORTH BELOW IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR STOCKHOLDER. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS APPLICABLE STATE, LOCAL, FOREIGN AND NON-INCOME TAX LAWS.
Taxation of Our Company
General
We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1996, and intend to continue to operate in a manner consistent with such election and all rules with which a REIT must comply. Although we believe we are organized and operate in such a manner, we cannot assure you we qualify or will continue to qualify as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify. If we fail to qualify as a REIT (and we do not qualify for relief under certain provisions of the Code), we will be subject to federal income tax on taxable income at regular corporate rates. In addition, unless entitled to relief under certain statutory provisions, we will be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. The additional tax would significantly reduce the cash flow available for distributions to stockholders. In addition, we would not be obligated to make distributions to stockholders.
We have received from Morrison & Foerster LLP its opinion to the effect that, commencing with our taxable year ended December 31, 2004, we were organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based and conditioned upon certain assumptions and representations made by us as to factual matters (including representations concerning, among other things, our business and properties, the amount of rents attributable to personal property and other items regarding our ability to meet the various requirements for qualification as a REIT). The opinion is expressed as of its date, and Morrison & Foerster LLP has undertaken no obligation to advise holders of our securities of any subsequent change in the matters stated, represented or assumed or any subsequent change in the applicable law. Moreover, qualification and taxation as a REIT depends on our having met and continuing to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Morrison & Foerster LLP.
In any year in which we qualify as a REIT, we will not be subject to federal income tax on that portion of our REIT taxable income or capital gain that is distributed to our stockholders, thereby substantially eliminating the “double taxation” of such income or gain (i.e., the taxation of such income or gain at the corporate level and the taxation of any distribution of such income or gain at the stockholder level).
Notwithstanding our qualification as a REIT, we may be subject to tax under the following circumstances:
•
We will be subject to tax at normal corporate tax rates upon any undistributed taxable income or capital gain. If we elect to retain and pay income tax on our net long-term capital gain, stockholders would be required to include their proportionate share of such undistributed gain in income but would receive a credit for their share of any taxes paid on such gain by us. A stockholder would increase the tax basis in his or her shares by the amount of income included less his or her credit or refund. Any undistributed net long-term capital gain would be designated in a notice mailed to stockholders. Through December 31, 2023, we have never made such a designation.

•
If we fail to satisfy either the 75% or the 95% gross income test discussed below, and nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a 100% tax on (i) the greater of the amount by which we fail to satisfy either the 75% or the 95% gross income test (ii) multiplied by a fraction intended to reflect our profitability.

•
If we fail to satisfy the 5% asset test or the 10% vote and value test (and we do not qualify for a de minimis safe harbor) or we fail to satisfy the other asset tests, each of which are discussed below, and nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a tax equal to the greater of $50,000 or an amount determined by multiplying the highest corporate tax rate (currently 21%) by the net income generated by the assets that caused the failure for the period during which we failed to satisfy the tests.

•
If we fail to satisfy one or more REIT requirements other than the gross income or asset tests, but nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a penalty of $50,000 for each such failure.

•
We will be subject to a tax of 100% on net income from any “prohibited transaction,” as described below.

•
We will be subject to tax at the highest corporate tax rate (currently 21%) on net income from the sale or other disposition of certain foreclosure properties held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property.

•
If we acquire any asset from a “C” corporation in a carry-over basis transaction and we subsequently recognize gain on the disposition of such asset during the five-year period beginning on the date of acquisition, such gain will be subject to tax at the highest regular corporate tax rate (currently 21%) to the extent of any built-in gain. Built-in gain means the excess of (i) the fair market value of the asset over (ii) the adjusted basis in such asset on the date of acquisition.

•
We will be subject to a tax of 100% on the amount of any rents from real property, deductions, excess interest or services income that would be reapportioned between us and any of our “taxable REIT subsidiaries” in order to more clearly reflect the income of such subsidiaries. A taxable REIT subsidiary is any corporation (or an entity treated as a corporation under the Code) for which a joint election has been made by a REIT and such corporation to treat such corporation as a taxable REIT subsidiary with respect to such REIT.

•
If we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, other than capital gains we elect to retain and pay tax on and (iii) any undistributed taxable income from prior years, we will be subject to a 4% nondeductible excise tax on the excess of such sum over the amounts actually distributed. To the extent we elect to retain and pay income tax on our net long-term capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax.

•
We may also be subject to tax in various situations and on some types of transactions not presently contemplated.

We will use the calendar year both for federal income tax purposes and for financial reporting purposes. The requirements for our qualification as a REIT and certain additional matters are discussed in greater detail in the subsections that follow.
Share Ownership Test
Our shares must be held by a minimum of 100 persons for at least 335 days in each taxable year of 12 months or a proportionate number of days in any shorter taxable year. In addition, at all times during the second half of each taxable year, no more than 50% in value of our shares may be owned, directly or indirectly, including via application of constructive ownership rules, by five or fewer individuals, including certain tax-exempt entities. Any shares held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust. If we comply with applicable Treasury regulations for ascertaining our actual ownership and did not know, or exercising reasonable diligence would not have reason to know, that more than 50% in value of our outstanding shares were held, actually or constructively, by five or fewer individuals, then we will be treated as meeting this share ownership requirement.
To ensure compliance with the 50% share ownership test, we have placed restrictions on the transfer of our shares to prevent concentration of ownership. Moreover, to evidence compliance with these requirements, under applicable Treasury regulations we must maintain records that disclose the actual ownership of our outstanding shares. Such regulations impose penalties for failing to do so. In fulfilling our obligation to maintain records, we must and will demand written statements each year from the record holders of designated percentages of our shares disclosing the actual owners of such shares as prescribed by Treasury regulations. A list of those persons failing or refusing to comply with such demand must be maintained as a part of our records. A stockholder failing or refusing to comply with our written demand must submit with his or her tax returns a similar statement disclosing the actual ownership of our shares and other information. In addition, our charter provides restrictions regarding the transfer of shares that are intended to assist us in continuing to satisfy the share ownership requirements. We intend to enforce the percentage limitations on ownership of shares of our stock to ensure that our qualification as a REIT will not be compromised.
Asset Tests
At the close of each quarter of our taxable year, we must satisfy certain tests relating to the nature of our assets:
•
At least 75% of the value of our total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash (generally including the functional currency of any of our “qualified business units” when used in the normal course of activities that produce income qualifying under the 95% or 75% gross income test discussed below), cash items, government securities, qualified temporary investments and interests in mortgages secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, personal property leased in connection with real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease, and debt instruments issued by “publicly offered REITs.”

•
No more than 25% of the value of our total assets may be represented by securities other than those in the 75% asset class described above.

•
Excluding securities of a qualified REIT subsidiary, another REIT, a taxable REIT subsidiary or other securities that qualify for the 75% asset test, we are prohibited from owning securities representing more than 10% of either the vote or the value of the outstanding securities of any one issuer and no more than 5% of the value of our total assets may be represented by securities of any one issuer. For purposes of the 10% value test, certain additional securities are excluded, including certain “straight debt,” loans to individuals or estates and obligations to pay rents from real property.

•
No more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

•
Not more than 25% of the value of our total assets may be represented by debt instruments of “publicly offered REITs” to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of “publicly offered REITs” in the meaning of real estate assets.

For purposes of the 10% value test described above:
•
our interest as a partner in a partnership is not considered a security;

•
any debt instrument issued by a partnership (other than “straight debt” or other excluded securities) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and

•
any debt instrument issued by a partnership (other than “straight debt” or other excluded securities) will not be considered a security issued by the partnership to the extent of our interest as a partner in the partnership.

We currently hold, and expect to hold in the future, securities of various issuers. While we do not anticipate our securities holdings would result in a violation of the REIT asset tests, fluctuations in value and other circumstances existing from time to time may increase our risk under the asset tests.
If we meet the asset tests at the close of a quarter, we will not lose our status as a REIT if we fail to satisfy such tests at the end of a subsequent quarter solely by reason of changes in the relative values of our assets (including changes caused solely by the change in the foreign currency exchange rate used to value a foreign asset). If we would fail these tests, in whole or in part, due to an acquisition of securities or other property during a quarter, we can avoid such failure by disposing of sufficient non-qualifying assets within 30 days after the close of such quarter. If we fail the 5% or 10% asset tests at the end of any quarter and do not cure within 30 days, we may still cure such failure or otherwise satisfy the requirements of such tests within six months after the last day of the quarter in which our identification of the failure occurred, provided the non-qualifying assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If our failure of the 5% and 10% asset tests exceeds this amount or we fail any of the other asset tests and do not cure within 30 days, we may avoid disqualification as a REIT provided (i) the failure was due to reasonable cause and not willful neglect, (ii) we file certain reports with the IRS, (iii) we take steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure occurred, including the disposition of sufficient assets to meet the asset tests, and (iv) we pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the non-qualifying assets during the period in which we failed to satisfy the relevant asset test and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations (currently 21%).
Gross Income Tests
Two separate percentage tests related to the sources of our gross income must be satisfied each taxable year.
First, at least 75% of our gross income (excluding gross income from “prohibited transactions,” discussed below) for the taxable year generally must be:
•
“rents from real property”;

•
interest on obligations secured by mortgages on, or interests in, real property, and interest on debt secured by mortgages on both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

•
gains from the disposition of interests in real estate assets (excluding gain from the sale of a nonqualified “publicly offered REIT” debt instrument) and real estate mortgages, other than gain from property held primarily for sale to customers (“dealer property”);

•
distributions on shares in other REITs, as well as gain from the sale of such shares;

•
abatements and refunds of real property taxes;

•
income from the operation, and gain from the sale, of “foreclosure property”;

•
commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property; and

•
certain qualified temporary investment income.

Second, in general, at least 95% of our gross income (excluding gross income from “prohibited transactions,” discussed below) for the taxable year must be derived from the above-described qualifying income and dividends, interest or gains from the sale or other disposition of stock or other securities that are not dealer property.
Rents we receive will qualify as “rents from real property” only under the following conditions:
•
Rent will not qualify if we, or a direct or constructive owner of 10% or more of our shares, directly or constructively own 10% or more of a tenant unless the tenant is a taxable REIT subsidiary of ours and certain other requirements are met with respect to the real property being rented.

•
If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rent from real property. The determination of whether an item of property constitutes real property or personal property under the REIT provisions of the Code is subject to both legal and factual considerations and, as such, is subject to differing interpretations. Our accountants and counsel have advised us with respect to applicable considerations underlying such determination. After consulting with our accountants and counsel and considering such advice, we have reviewed our properties and have determined that rents attributable to personal property do not exceed 15% of the total rent with respect to any particular lease. Due to the specialized nature of our properties, however, there can be no assurance that the IRS will not assert the rent attributable to personal property with respect to a particular lease is greater than 15% of the total rent with respect to such lease. If the IRS were successful, and the amount of such non-qualifying income, together with other non-qualifying income, exceeds 5% of our taxable income, we may fail to qualify as a REIT.

•
An amount received or accrued will not qualify as rent from real property if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

•
For rents received to qualify as rents from real property, generally we must not furnish or render services to tenants, other than through a taxable REIT subsidiary or an “independent contractor” from whom we derive no income, unless such services are “usually or customarily rendered” in connection with the rental of property and are not otherwise considered “rendered to the occupant.” A REIT is permitted to render a de minimis amount of impermissible services and still treat amounts otherwise received with respect to a property as rents from real property. The amount received or accrued by the REIT during the taxable year for impermissible services with respect to a property may not exceed 1% of all amounts received or accrued by the REIT directly or indirectly from the property. For this purpose, the amount received for any service or management operation will be deemed not less than 150% of the direct cost of the REIT in furnishing or rendering the service.

Foreign currency gain with respect to income that otherwise qualifies for purposes of the 75% or 95% income test will not constitute gross income for purposes of the 75% or 95% income test, respectively.
Income from a hedging transaction made (i) to hedge indebtedness incurred or to be incurred by us to acquire or own real estate assets, (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would qualify under the 75% or 95% income tests (or any property which generates such income or gain), or (iii) to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of, in each case generally will not constitute gross income for purposes of the 75% and 95% gross income tests. Any such hedging transactions must be properly identified.

For purposes of determining whether we comply with the 75% and 95% gross income tests, gross income also does not include income from “prohibited transactions.” A “prohibited transaction” is a sale of property held primarily for sale to customers in the ordinary course of a trade or business, excluding foreclosure property, unless we hold such property for at least two years and other requirements relating to the number of properties sold in a year, their tax bases, and the cost of improvements made to the property are satisfied. See “— Taxation of Our Company — General” for certain tax consequences of prohibited transactions.
For purposes of the 75% and 95% gross income tests, gross income also does not include any “accumulated post-1986 deferred foreign income” (as determined under the Code) of certain foreign corporations in which we own an interest that is required to be included in our taxable income. “Accumulated post-1986 deferred foreign income” generally means, subject to certain exclusions, the previously untaxed post-1986 accumulated earnings and profits (determined on a net basis) of such foreign corporations, determined as of November 2, 2017 or December 31, 2017, whichever is higher.
Even if we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under certain relief provisions of the Code. These relief provisions generally will be available if:
•
following our identification of the failure, we file a schedule with a description of each item of gross income subject to these gross income tests in accordance with regulations prescribed by the Treasury; and

•
our failure to comply was due to reasonable cause and not due to willful neglect.

If these relief provisions apply, nonetheless we will be subject to a special tax upon the greater of the amount by which we fail either the 75% or 95% gross income test for that year. See “— Taxation of Our Company — General” for a discussion of such tax.
Annual Distribution Requirements
In order to qualify as a REIT, we are required to make distributions, other than capital gain dividends, to our stockholders each year in an amount at least equal to (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and REIT net capital gain, plus (ii) 90% of our net income after tax, if any, from foreclosure property, minus (iii) the sum of certain items of excess non-cash income. Such distributions must be made in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration.
To the extent we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. We may elect to retain, rather than distribute, our net capital gain and pay tax on such gain. If we make this election, our stockholders would include in their income as long-term capital gains their proportionate share of the undistributed net capital gains as designated by us, and we would have to pay the tax on such gains within 30 days of the close of our taxable year. Each of our stockholders would be deemed to have paid such stockholder’s share of the tax paid by us on such gains, which tax would be credited or refunded to the stockholder. Each stockholder would increase his tax basis in our shares by the amount of income to the holder resulting from the designation less the holder’s credit or refund for the tax paid by us.
We intend to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible that we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing our REIT taxable income on the other hand. To avoid any problem with the 90% distribution requirement, we will closely monitor the relationship between our REIT taxable income and cash flow and, if necessary, borrow funds or distribute property in-kind to satisfy the distribution requirements. In addition, from time to time, we may determine to declare dividends payable in cash or stock at the election of each stockholder, subject to a limit on the aggregate cash that could be paid. Any such dividend would be distributed in a manner intended to be treated in full as a taxable dividend that counts toward satisfaction of our annual distribution requirements. While the IRS privately has ruled a distribution of stock pursuant to such an election will be considered a taxable dividend if certain requirements are met, no assurances can be provided that the IRS will not assert a contrary position and that such a distribution will be considered a taxable dividend that qualifies for the dividends paid deduction.
In order for distributions to count toward the annual distribution requirement applicable to REITs and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends” unless we qualify as a “publicly offered REIT.” Generally, a distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. We believe that we are, and expect we will continue to be, a “publicly offered REIT.”
If we fail to meet the 90% distribution requirement as a result of an adjustment to our tax return by the IRS, or if we determine that we have failed to meet the 90% distribution requirement in a prior taxable year, we may retroactively cure the failure by paying a “deficiency dividend,” plus applicable penalties and interest, within a specified period.
If we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, other than capital gains we elect to retain and pay tax on and (iii) any undistributed taxable income from prior years, we would be subject to a 4% nondeductible excise tax on the excess of such sum over the amounts actually distributed. To the extent we elect to retain and pay income tax on our long-term capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax.
Absence of Earnings and Profits from Non-REIT Years
In order to qualify as a REIT, we must not have accumulated earnings and profits attributable to any non-REIT years. A REIT has until the close of its first taxable year in which it has non-REIT earnings and profits to distribute any such accumulated earnings and profits. Unless the “deficiency dividend” procedures described above apply and we comply with those procedures, failure to distribute such accumulated earnings and profits would result in our disqualification as a REIT. We believe that we had no accumulated earnings and profits as of December 31, 1995.
Tax Aspects of Our Investments in Partnerships and Qualified REIT Subsidiaries
Certain of our investments are held through partnerships or entities treated as partnerships for federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of the partnership and are subject to tax thereon without regard to whether the partners receive a distribution from the partnership. We will include our proportionate share of the foregoing partnership items for purposes of the various REIT gross income tests and in the computation of our REIT taxable income, and we will include our proportionate share of the assets held by each partnership for purposes of the REIT asset tests.
Certain of our investments are held through wholly-owned subsidiaries that are treated as “qualified REIT subsidiaries.” Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. If a REIT owns a subsidiary that is a qualified REIT subsidiary, the separate existence of that subsidiary is disregarded for federal income tax purposes. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself. Our qualified REIT subsidiaries are not subject to federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described above under “— Taxation of Our Company — Asset Tests.”
Investments in Taxable REIT Subsidiaries
We and any entity treated as a corporation for federal income tax purposes in which we own an interest may jointly elect to treat such entity as a “taxable REIT subsidiary.” In addition, if a taxable REIT subsidiary of ours owns, directly or indirectly, securities representing 35% or more of the vote or value of an entity treated as a corporation for federal income tax purposes, that subsidiary also will be treated as a taxable REIT subsidiary of ours. Taxable REIT subsidiaries are permitted to engage in certain types of activities that cannot be performed directly by REITs without jeopardizing their REIT status.
Certain of our subsidiaries have elected to be treated as taxable REIT subsidiaries of ours and additional elections may be made in the future. As taxable REIT subsidiaries, these entities will pay federal and state income taxes at the full applicable corporate tax rates on their income prior to the payment of any dividends to us. Our taxable REIT subsidiaries will attempt to minimize the amount of such taxes, but there can be no assurance whether or the extent to which measures taken to minimize taxes will be successful. To the extent a taxable REIT subsidiary is required to pay federal, state or local income taxes, the cash available for distribution by such taxable REIT subsidiary to its stockholders will be reduced accordingly. Taxable REIT subsidiaries are subject to limitations on the deductibility of payments made to the associated REIT, which could materially increase the taxable income of the taxable REIT subsidiary. Further, we will be subject to a tax of 100% on the amount of any rents from real property, deductions, excess interest or services income that is reapportioned between us and any of our taxable REIT subsidiaries to more clearly reflect the income of the taxable REIT subsidiary.
Failure to Qualify
In the event we fail to satisfy one or more requirements for qualification as a REIT, other than the REIT asset and gross income tests, each of which is subject to the cure provisions described above, we will retain our REIT qualification if (i) the violation is due to reasonable cause and not willful neglect and (ii) we pay a penalty of $50,000 for each failure to satisfy the provision.
If we fail to qualify for taxation as a REIT in any taxable year and relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate tax rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to our stockholders will be taxable as dividends and, subject to the limitations set forth in the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.
Taxation of Our Stockholders
For purposes of the following discussions, a “domestic stockholder” generally refers to (i) a citizen or resident of the United States; (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. A “foreign stockholder” generally refers to a person that is not a domestic stockholder.
If a partnership or an entity treated as a partnership for federal income tax purposes holds our stock, the federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your own tax advisor regarding the consequences of the ownership and disposition of shares of our stock by the partnership.
Taxation of Taxable Domestic Stockholders
As long as we qualify as a REIT, distributions made to our taxable domestic stockholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will be taken into account by them as ordinary dividends and will not be eligible for the dividends-received deduction for corporate stockholders. Generally our ordinary dividends will be taxable to our domestic stockholders as ordinary income. However, for taxable years prior to 2026, generally individual stockholders are allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. Furthermore, such dividends will be taxable to individuals at the rate applicable to long-term capital gains to the extent such dividends are attributable to dividends received by us from non-REIT corporations (e.g., taxable REIT subsidiaries) or are attributable to income upon which we have paid corporate income tax (e.g., to the extent we distribute less than 100% of our taxable income). We do not expect a significant portion of our ordinary dividends to be eligible for taxation at long-term capital gain rates.
We may designate portions of our distributions as capital gain dividends. Alternatively, we may elect to retain and pay income taxes on capital gains rather than distribute them, in which case stockholders include their proportionate share of such undistributed gain in income, receive a credit for their share of the taxes paid by us and increase their basis in their shares by the amount of income included less the credit or refund. Distributions designated as capital gain dividends and retained net capital gain will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which a stockholder has held its shares. Dividends designated as capital gain dividends may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. Corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, net capital gains attributable to the sale by us of depreciable real property held for more than 12 months are taxable to individuals at a 25% maximum federal income tax rate to the extent of previously claimed real property depreciation.
To the extent we make distributions in excess of current and accumulated earnings and profits, these distributions are treated as a return of capital to the stockholder, reducing the tax basis of a stockholder’s shares by the amount of such distribution, with distributions in excess of the stockholder’s tax basis taxable as capital gains.
Any dividend declared by us in October, November or December of any year and payable to a stockholder of record on a specific date in any such month may be treated as both paid by us and received by the stockholder on December 31 of such year, provided the dividend is actually paid by us during January of the following calendar year. Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses.
A stockholder will realize capital gain or loss upon the sale or other taxable disposition of our stock equal to the difference between the sum of the fair market value of any property and cash received in such disposition and the stockholder’s adjusted tax basis. Such gain or loss will be long-term capital gain or loss if the stockholder has held its shares for more than one year. Capital losses generally are available only to offset capital gains of the stockholder except in the case of individuals, who may offset up to $3,000 of ordinary income each year. In general, any loss upon a sale or exchange of shares by a stockholder who has held such shares for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss to the extent of distributions from us required to be treated by such stockholder as long-term capital gains.
See “Taxation of Our Stockholders — Tax Rates Applicable to Individual Stockholders” below for a discussion of applicable capital gains rates. Stockholders should consult their own tax advisors with respect to the taxation of capital gains and capital gain dividends and with regard to state, local and foreign taxes on capital gains and other income.
Distributions by us and gain from the sale or other disposition of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against this income or gain. Dividends from us (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of our stock or capital gain dividends generally will be excluded from investment income unless the stockholder elects to have the gain taxed at ordinary income rates.
Taxation of Foreign Stockholders
As background to this discussion, under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), a “United States real property interest” (“USRPI”) generally refers to interests in U.S. real property and shares of corporations at least 50% of whose assets consist of such interests. However, shares of certain “domestically controlled qualified investment entities” are excluded from USRPI treatment. We will qualify as a domestically controlled qualified investment entity so long as we qualify as a REIT and less than 50% in value of our shares are held by foreign persons (as determined for purposes of these rules). We currently anticipate that we will qualify as a domestically controlled qualified investment entity, although no assurance can be given that we will continue to qualify at all times.
Distributions to foreign stockholders out of our current and accumulated earnings and profits and not attributable to capital gains generally will be a dividend subject to U.S. withholding tax at a rate of 30% unless (i) an applicable tax treaty reduces such rate or (ii) such dividend is effectively connected to a U.S. trade or business conducted by such stockholder. Dividends effectively connected to a U.S. trade or business will be subject to federal income tax in the same manner and at the same rates applicable to domestic stockholders and, with respect to corporate foreign stockholders, may be subject to a 30% branch profits tax. We plan to withhold at the 30% rate unless (i) the foreign stockholder files an IRS Form W-8BEN or, in the case of a foreign entity stockholder, an IRS Form W-8BEN-E with us evidencing the application of a lower treaty rate or (ii) the foreign stockholder files an IRS Form W-8ECI with us claiming the distribution is effectively connected.
To the extent distributions not attributable to capital gains exceed current and accumulated earnings and profits, such distributions would not be subject to federal income taxation. If we cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
Under FIRPTA, distributions attributable to capital gains from the sale or exchange by us of USRPIs are treated as income effectively connected to a U.S. trade or business, are subject to federal income taxation in the same manner and at the same rates applicable to domestic stockholders and, with respect to corporate foreign stockholders, may be subject to a 30% branch profits tax. However, these distributions will not be subject to tax under FIRPTA, and will instead be taxed in the same manner as distributions described above, if:
•
the distribution is made with respect to a class of shares regularly traded on an established securities market in the United States; and

•
the foreign stockholder does not own more than 10% of such class at any time during the year within which the distribution is received.

Unless you are a “qualified shareholder” or a “qualified foreign pension fund” (both as defined below), we are required by applicable Treasury regulations to withhold 21% of any distribution to a foreign stockholder owning more than 10% of the relevant class of shares that could be designated by us as a capital gain dividend. Any amount so withheld is creditable against the foreign stockholder’s FIRPTA tax liability.
In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Distributions attributable to capital gains from the sale or exchange of non-USRPIs are not subject to federal income taxation.
Gains from the sale or exchange of our stock by a foreign stockholder will not be subject to federal income taxation, provided we qualify as a domestically controlled qualified investment entity or the stockholder does not own more than 10% of the class of stock sold.
In addition, dispositions of our capital stock held by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. An actual or deemed disposition of our capital stock by such qualified shareholders or owners of such qualified shareholders who own 10% or less of our capital stock may also be treated as a dividend. Furthermore, dispositions of our capital stock held by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Distributions and gains otherwise not subject to taxation under the foregoing rules may be subject to tax to the extent such distributions or gains were effectively connected to the conduct of a foreign stockholder’s U.S. trade or business or were made to a nonresident alien individual present in the United States for 183 days or more during the taxable year.
Common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be includible in the individual’s gross estate for U.S. federal estate tax purposes unless an applicable estate tax treaty provides otherwise.
THE FEDERAL INCOME TAXATION OF FOREIGN STOCKHOLDERS IS A HIGHLY COMPLEX MATTER THAT MAY BE AFFECTED BY MANY OTHER CONSIDERATIONS. ACCORDINGLY, FOREIGN STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE INCOME AND WITHHOLDING TAX CONSIDERATIONS WITH RESPECT TO THEIR INVESTMENT IN US.
Taxation of Tax-Exempt Stockholders
While generally exempt from federal income taxation, tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, are subject to tax on their unrelated business taxable income (“UBTI”). The IRS has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees’ pension trust do not constitute UBTI. Subject to the following paragraph, based upon the ruling, the analysis in the ruling and the statutory framework of the Code, distributions by us to a stockholder that is a tax-exempt entity also should not constitute UBTI, provided the tax-exempt entity has not financed the acquisition of its shares with “acquisition indebtedness” (within the meaning of the Code), the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity and, consistent with our present intent, we do not hold a residual interest in a real estate mortgage investment conduit.
Certain social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions received from us as UBTI. Furthermore, if any pension or other retirement trust that qualifies under Section 401(a) of the Code holds more than 10% by value of the interests in a “pension-held REIT” at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a “pension-held REIT” is defined as a REIT that would not have qualified as a REIT but for the provisions of the Code that look through such a qualified pension trust in determining ownership of stock of the REIT and at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts, each owning more than a 10% interest by value in the REIT, hold in the aggregate more than 50% by value of the interests in such REIT. We do not believe that we are, and we do not expect to become, a pension-held REIT.
Tax Rates Applicable to Individual Stockholders
Long-term capital gains (i.e., capital gains with respect to assets held for more than one year) and “qualified dividends” received by an individual generally are subject to federal income tax at a maximum rate of 20%. Short-term capital gains (i.e., capital gains with respect to assets held for one year or less) generally are subject to federal income tax at ordinary income rates. Because we are not generally subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our stockholders, our dividends generally are not eligible for the 20% maximum tax rate on qualified dividends. Instead, our ordinary dividends generally are taxed at the higher tax rates applicable to ordinary income, the current maximum rate of which is 37%. However, for taxable years prior to 2026, individual stockholders are generally allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations, which would reduce the maximum marginal effective tax rate for individuals on the receipt of such ordinary dividends to 29.6%. The 20% maximum tax rate for long-term capital gains and qualified dividends generally applies to:
•
your long-term capital gains, if any, recognized on the disposition of our shares;

•
our distributions designated as long-term capital gain dividends (except to the extent attributable to real estate depreciation, in which case such distributions are subject to a 25% tax rate to such extent);

•
our dividends attributable to dividends received by us from non-REIT corporations, such as taxable REIT subsidiaries; and

•
our dividends to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income).

Information Reporting and Backup Withholding
We will report to our domestic stockholders and to the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any, with respect to such distributions. Under the backup withholding rules, a domestic stockholder may be subject to back-up withholding at applicable rates on distributions paid unless the stockholder (i) is a corporation or is otherwise specifically exempt from backup withholding and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and complies with applicable requirements of the backup withholding rules. A stockholder that does not provide us with his or her correct taxpayer identification number may also be subject to penalties imposed by the IRS.
Payments of dividends or of proceeds from the disposition of stock made to a foreign stockholder may be subject to information reporting and back-up withholding unless such holder establishes an exemption, for example, by properly certifying its foreign status on an IRS Form W-8BEN or, in the case of a foreign entity stockholder, an IRS Form W-8BEN-E, or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, back-up withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that a stockholder is a U.S. person.
Any amount paid as backup withholding will be credited against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of any capital gain distributions made to any stockholders who fail to certify their non-foreign status to us. Currently, the backup withholding rate is 24%.
Additional Healthcare Tax
Certain U.S. persons, including individuals, estates and trusts, will be subject to an additional 3.8% tax, which, for individuals, applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains.
Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act (“FATCA”) imposes a U.S. federal withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied. FATCA generally imposes a U.S. federal withholding tax at a rate of 30% on dividends on, and gross proceeds from the sale or other disposition of, our stock if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under

FATCA. Regulations proposed by the U.S. Treasury Department in December 2018, indicate an intent to eliminate the requirement under FATCA to withhold on gross proceeds of the disposition of financial instruments. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. If we determine withholding is appropriate in respect of our common stock, we may withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding.
If withholding is required under FATCA on a payment related to our common stock, holders of our common stock that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). You should consult your own tax advisor regarding the effect of FATCA on an investment in our common stock.
Possible Legislative or Other Actions Affecting Tax Consequences
Prospective stockholders should recognize that the present federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are continually under review by persons involved in the legislative process, the IRS and the Treasury, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations of these laws could adversely affect the tax consequences of your investment.
State, Local and Foreign Taxes
We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business or reside. The state, local and foreign tax treatment of us and our stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effects of state, local and foreign tax laws on an investment in us.
PLAN OF DISTRIBUTION
We may sell the securities to one or more underwriters for public offering and sale by them or we may sell the securities to investors directly or through agents or through a combination of any of these methods of sale. Our common stock or preferred stock, as applicable, may be issued by us upon conversion of our preferred stock or debt securities or upon exercise of rights or warrants. The securities that we distribute by any of these methods may be sold to the public, in one or more transactions, at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.
Any underwriter or agent involved in the offer and sale of the securities will be named in the related prospectus supplement. We reserve the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.
Underwriters may offer and sell the securities at a fixed price or prices that may be changed at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. We also may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon the terms and conditions described in the related prospectus supplement. Underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as an agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions, which may be changed from time to time, from the purchasers for whom they may act as agents.
In addition, we may enter into derivative or hedging transactions with third parties (including, without limitation, forward delivery contracts), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.
Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and discounts, concessions or commissions allowed by underwriters to participating dealers, will be stated in the related prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the applicable securities laws. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the applicable securities laws.
Some or all of the securities we may sell may be new issues of securities with no established trading market. We cannot give any assurances as to the liquidity of the trading market for any of our securities.
In connection with an offering of securities, the underwriters may purchase and sell securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchase of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or slowing a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or slowing a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for us and our affiliates in the ordinary course of business for which they may receive customary fees and expenses.
LEGAL MATTERS
Certain legal matters with respect to the guarantees and federal income tax will be passed upon for us by Morrison & Foerster LLP, Los Angeles, California. The validity of the securities will be passed upon for us by Venable LLP, Baltimore, Maryland. If legal matters in connection with any offering of any of the securities described in this prospectus and the applicable prospectus supplement or other offering material are passed on by counsel for any underwriters of such offering, that counsel will be named in the applicable prospectus supplement or other offering material.
EXPERTS
The consolidated financial statements of Alexandria Real Estate Equities, Inc. appearing in Alexandria Real Estate Equities, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023 (including the schedule appearing therein), and the effectiveness of Alexandria Real Estate Equities, Inc.’s internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” “targets,” or “will,” or the negative of these words or similar words. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements, including, but not limited to, those described in our most recently filed Annual Report on Form 10-K and our most recently filed Quarterly Report on Form 10-Q as incorporated herein by reference. See “Where You Can Find More Information.” Other than as may be required by law, we do not undertake any responsibility to update any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise.

Alexandria Real Estate Equities, Inc.
$          % Series A Fixed-to-Fixed Reset Rate
Junior Subordinated Notes due 2057
Fully and Unconditionally Guaranteed by
Alexandria Real Estate Equities, L.P.

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
J.P. Morgan
(Global Coordinator)
BofA Securities
Citigroup
Goldman Sachs & Co. LLC
RBC Capital Markets
August   , 2026